UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.  )

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Viad Corp

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Viad Corp 1850 North Central Avenue, Suite 1900 Phoenix, Arizona 85004-4565

April 4, 2016

Dear Fellow Viad Corp Shareholder:

We look forward to your attendance in person or by proxy at the 2016 Annual Meeting of Shareholders of Viad Corp.  We will hold the meeting on Thursday, May 19, 2016, at 8:00 a.m., Mountain Standard Time, at The Camby Hotel, 2401 East Camelback Road, Phoenix, Arizona 85016.  The formal notice of the meeting and proxy statement are attached and provide information about the matters to be acted upon by shareholders.

Directors and officers will be available at the meeting to speak with you.  There will be an opportunity during the meeting for your questions regarding the affairs of the Company and for a discussion of the business to be considered at the meeting, as explained in the notice and proxy statement.  The agenda for this year’s annual meeting includes the following items:

Agenda Item	Board Recommendation
Election of Directors	FOR
Ratification of Deloitte & Touche LLP as our independent public accountants for 2016	FOR
Advisory approval of named executive officer compensation	FOR

Your vote is important, and we urge you to cast your vote promptly.  Whether you plan to attend the meeting or not, please sign, date and return the enclosed proxy card in the envelope provided, or you may vote your shares by telephone or the Internet as described on your proxy card.  If you plan to attend the meeting, you may vote in person.

Thank you for your continued support of Viad Corp.

Sincerely,

Richard H. Dozer	Steven W. Moster
Chairman of the Board of Directors	President and Chief Executive Officer

Viad Corp 1850 North Central Avenue, Suite 1900 Phoenix, Arizona 85004-4565

NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 19, 2016

8:00 a.m.

The Camby Hotel, 2401 East Camelback Road, Phoenix, Arizona 85016

The 2016 Annual Meeting of Shareholders of Viad Corp, a Delaware corporation, will be held at The Camby Hotel, 2401 East Camelback Road, Phoenix, Arizona 85016, on Thursday, May 19, 2016, at 8:00 a.m., Mountain Standard Time.  No admission tickets or other credentials will be required for attendance at the meeting.  You may use the hotel’s free valet parking.  The purposes of the meeting are to:

1.	Elect three directors to Viad’s Board of Directors, each for a three-year term;
2.	Ratify the appointment of Deloitte & Touche LLP as our independent public accountants for 2016;
3.	Approve, in an advisory vote, the 2015 compensation of Viad’s named executive officers; and
4.	Consider any other matters which may properly come before the meeting and any adjournments.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.  Our 2015 Annual Report, including financial statements, is included with your proxy materials. Only shareholders of record of common stock at the close of business on March 23, 2016 are entitled to receive this notice and to vote at the meeting.  A list of shareholders entitled to vote will be available at the meeting for examination by any shareholder for any proper purpose.  The list will also be available on the same basis for 10 days prior to the meeting at Viad’s principal executive office at the address listed above.  To assure your representation at the meeting, please vote your shares by telephone, the Internet or by signing, dating and returning the enclosed proxy card at your earliest convenience.  The Internet and automated telephone voting features are described on the proxy card.  We have enclosed a return envelope, which requires no postage if mailed in the United States, if you choose to mail your proxy.  Your proxy is being solicited by the Board of Directors.

By Order of the Board of Directors

Deborah J. DePaoli
General Counsel and Secretary
April 4, 2016

Important Notice Regarding the Availability of Proxy Materials

The 2016 Proxy Statement and 2015 Annual Report are available at viad.investorroom.com/proxy_notices

PROXY STATEMENT SUMMARY

Viad Corp 2016 Annual Meeting	Thursday, May 19, 2016 8:00 a.m., Mountain Standard Time	The Camby Hotel 2401 East Camelback Road, Phoenix, Arizona 85016

Agenda	1.	Elect three directors.
	2.	Ratify the appointment of Deloitte & Touche LLP as our independent public accountants (also referred to as “independent auditor”) for 2016.
	3.	Hold an advisory vote to approve the 2015 compensation of Viad’s named executive officers.
	4.	Any other proper business.

Proxies Solicited By	Board of Directors of Viad Corp.

First Mailing Date	We anticipate mailing the proxy statement on April 4, 2016.

Record Date	March 23, 2016. On the record date, we had 20,238,029 shares of our common stock outstanding.

Voting

If you were a holder of common stock on the record date, you may vote at the meeting.  Each share held by you is entitled to one vote.  You can vote in person at the meeting, by the Internet, by automated telephone voting or by proxy.

Proxies

We will vote signed returned proxies “FOR” the Board’s director nominees, “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent public accountants for 2016 and “FOR” the approval of the compensation of Viad’s named executive officers, unless you vote differently on the proxy card.  The proxy holders will use their discretion on other matters.  If a nominee cannot or will not serve as a director, proxy holders will vote for a person whom they believe will carry on our present policies.

Revoking Your Proxy	You may revoke your proxy before it is voted at the meeting. To revoke your proxy, follow the procedures listed under the “Voting Procedures and Revoking Your Proxy” section of this proxy statement.

Your Comments	Your comments about any aspect of our business are welcome. Although we may not respond on an individual basis, your comments receive consideration and help us measure your satisfaction.

Prompt return of your proxy will help reduce the costs of resolicitation.

Viad Corp | PROXY STATEMENT SUMMARY	1

PROPOSAL 1: ELECTION OF DIRECTORS

INTRODUCTION

Upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors (the “Board of Directors” or the “Board”) of Viad Corp (“Viad,” “we” or the “Company”) has nominated the three persons listed below under the “Director Nominees” section to serve as directors.  Except for Mr. Moster, each of the director nominees proposed for election at this year’s annual meeting is an independent director within the meaning of the New York Stock Exchange (“NYSE”) listing standards, applicable Securities and Exchange Commission (“SEC”) regulations and Viad’s Corporate Governance Guidelines.

MAJORITY VOTE STANDARD FOR ELECTION OF DIRECTORS

Viad’s Bylaws (the “Bylaws”) provide that the vote standard is a majority of votes cast for uncontested elections of directors, which means that the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that director nominee.  The Bylaws further provide that if a nominee who already serves as a director is not elected by a majority vote, then the director will be obligated to tender his or her resignation to the Board.  The Corporate Governance and Nominating Committee of the Board will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will be required to publicly disclose its decision and the rationale behind it within 90 days of the certification of the election results.  The director who tenders his or her resignation will not participate in the Board’s decision.  In contested elections where the number of nominees exceeds the number of directors to be elected, the Bylaws provide for a plurality vote standard.  If a nominee who was not already serving as a director is not elected at the annual meeting, the Bylaws provide that the nominee would not become a director.

SKILLS, QUALIFICATIONS AND EXPERIENCE OF DIRECTORS

While Viad’s directors have many individual qualifications, our Board believes that certain specific qualifications are common to all of Viad’s directors, and these qualifications (as well as others) led the Board to conclude that each director listed below under the “Director Nominees” and “Directors Continuing in Office” sections should serve on the Board. These qualifications include:

•	Highest ethical standards and integrity
•	Willingness to act on and be accountable for Board decisions
•	Ability to provide informed and thoughtful counsel to top management on a range of issues
•	History of achievement that reflects superior standards for himself/herself and others
•	Loyalty and commitment to driving the success of Viad
•	Willingness to ask questions and pursue answers
•	Ability to take tough positions, while at the same time work as a team player
•	Willingness to devote sufficient time to carrying out his/her duties and responsibilities effectively as a Board member, and commitment to serve on the Board for an extended period of time

2	Viad Corp | PROPOSAL 1: ELECTION OF DIRECTORS

•	Adequate time to spend learning the businesses of Viad
•	Individual background that provides a portfolio of experience, knowledge and personal attributes commensurate with Viad’s needs

BOARD STRUCTURE

Our Board currently consists of eight persons divided into three classes or groups.  The term of one class of directors expires at each annual meeting, and nominees are elected to that class for a term of three years.  Three directors are proposed for election at this year’s Annual Meeting of Shareholders.

DIRECTOR NOMINEES

Our Board of Directors has nominated Andrew B. Benett, Isabella Cunningham and Steven W. Moster for election at the 2016 Annual Meeting of Shareholders.  Except for Mr. Moster, all nominees are currently independent members of the Board of Directors and, if elected, have agreed to serve another term, which will expire in 2019.  Information about the director nominees is presented below.

Andrew B. Benett

Mr. Benett has served as the Global Chief Executive Officer of Havas Worldwide, a global integrated marketing communication network, and Global Chief Executive Officer and Global Chief Strategy Officer of Havas Creative Group, the largest business unit of Havas S.A., a leading global advertising, digital and communications group, since 2014.  In his current role with Havas, Mr. Benett is responsible for the management of Havas’ creative agencies across 75 countries and 120 cities.  Mr. Benett joined Havas Worldwide, then known as Euro RSCG Worldwide, in 2004 as Global Chief Strategy Officer. In 2007, he was named Co-CEO of Euro RSCG New York.  From 2010 to 2013, Mr. Benett held the position of Global Chief Executive Officer of Arnold Worldwide, a Havas company.  Prior to joining Havas, Mr. Benett was Executive Vice President, Executive Director, Strategy and Innovation at FutureBrand Company, Inc., a brand strategy, innovation and marketing consultancy.  Mr. Benett has extensive experience in the areas of innovative marketing solutions and digital media, broad knowledge of the digital and social media revolution impacting businesses and decades of experience working with some of the world’s most well-known brands.  Outside of work, Mr. Benett sits on the National Advisory Council of the Make-A-Wish Foundation and The College Board of Advisors at Georgetown University, and is a Director-at-Large for the 4As (the American Association of Advertising Agencies). He is also a member of the 2012 class of Henry Crown Fellows at the Aspen Institute and a member of the Aspen Global Leadership Network. Mr. Benett has been inducted into the American Advertising Federation’s Advertising Hall of Achievement, honoring innovators under the age of 40 (2010), Boston Business Journal’s “40 Under 40” (2010) and Crain’s New York Business’ “40 Under 40” (2009). He is a frequent contributor to the Financial Times, Brandweek, CNBC and CNN, and speaks regularly on the topics of corporate branding, CSR, marketing innovation and talent. Mr. Benett is co-author of three marketing books and is a graduate of the Georgetown University College of Arts and Sciences. Age 45. Director since 2013.

Viad Corp | PROPOSAL 1: ELECTION OF DIRECTORS	3

Isabella Cunningham

Dr. Cunningham has been the Stan Richards Chair in Advertising and Public Relations at the Stan Richards School of Advertising and Public Relations of The University of Texas at Austin since 2015.  Previously, Dr. Cunningham was the Ernest A. Sharpe Professor in Communication from 1983 to 2015.  Dr. Cunningham was the Chair of the Advertising Department from 1977 to 1985 and again from 2001 to 2014. She has been a Professor at The University of Texas at Austin since 1981.  Dr. Cunningham is also a consultant and has been an expert witness in advertising and intellectual property in state and federal cases. She has also been a consultant in business and marketing strategy for over 35 years.  Dr. Cunningham is the author of 10 books and numerous scholarly articles, and is considered a national and international authority in advertising. Dr. Cunningham serves as a member of several editorial boards, nonprofit organizations and many university and community organizations. Dr. Cunningham has extensive knowledge and expertise regarding the marketing industry, including the face-to-face marketing space in which Viad competes.  Dr. Cunningham acquired executive management and governance experience during her service on the boards of directors of profit companies and non-profit organizations and served on the Board of Trustees of St. Edward’s University for 23 years.   Age 73.  Director since 2005.

Steven W. Moster

Mr. Moster has served as President and Chief Executive Officer of Viad since December 2014, Group President of the Marketing & Events Group of the Company since 2011 and President of Global Experience Specialists, Inc. (“GES”), a subsidiary of Viad, since November 2010.  Mr. Moster has served the Company in various executive management roles, including Executive Vice President - Chief Sales & Marketing Officer of GES from 2008 to February 2010, Executive Vice President - Products and Services of GES from 2006 to February 2008 and Vice President - Products & Services Business of GES from 2005 to 2006, and worked as an independent marketing and sales consultant of 3 Day Blinds Corporation, a leading manufacturer and retailer of custom window coverings, from April 2010 to August 2010.  Prior to joining GES in 2004, Mr. Moster was Engagement Manager, Management Strategy Consulting for McKinsey & Company from August 2000 to January 2004, where he worked with a broad set of clients to create and implement growth strategies. Mr. Moster’s track record of executing growth strategies and improving operating efficiencies, and his deep understanding of Viad's operations, give him the unique ability to accelerate the Company’s strategic growth initiatives and enhance shareholder value across both business groups. Age 46. Director since 2014.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” these director nominees.

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DIRECTORS CONTINUING IN OFFICE

Information about the five directors continuing in office until the expiration of their designated terms is presented below.

For Terms Expiring at the 2017 Annual Meeting:

Edward E. Mace

Mr. Mace has been President and Chief Executive Officer of Silverwest Hotel LLC (“Silverwest”), including predecessor companies since 2014.  Silverwest is a company that manages and operates certain fund-level and project-specific entities formed to acquire, develop, reposition and own hotels and resorts in the United States.  He also holds various positions with related entities: Co-Founder/Managing Partner of Silverwest Hotel Partners LLC and Managing Director-Hotel & Resort Group of Mariner Real Estate Management LLC. Mr. Mace is also the Founder of Mace Pacific Holding Company, LLC, a private investment company involved in hotel and resort investment, and has served as its President since 2006. He was a member of the Concessions Management Advisory Board of the U.S. National Park Service from 2010 to 2012. Mr. Mace was President of Vail Resorts Lodging Company and Rock Resorts International LLC, both subsidiaries of Vail Resorts, Inc. (NYSE: MTN), an owner, manager and developer of ski resorts and related lodging, from 2001 to 2006.  Prior to that position, Mr. Mace was an executive of Fairmont Hotels & Resorts, Inc., where he served as Vice Chairman from 2000 to 2001, President and Chief Executive Officer from 1998 to 2000, and Executive Vice President from 1996 to 1998.  From 1994 to 1996, Mr. Mace was a partner in KPMG LLP’s hospitality and real estate consulting practice. He also served as a director of BRE Properties, Inc., a publicly-traded real estate investment trust, from 1998 to 2010.  Mr. Mace has extensive public company experience in the travel and leisure sector, both as an executive officer and as a director, as well as finance and accounting experience.  Age 64.  Director since 2012.

Viad Corp | PROPOSAL 1: ELECTION OF DIRECTORS	5

Margaret E. Pederson

Ms. Pederson has served as the President and Chief Executive Officer of Amirexx LLC, a consulting firm focused on strategy, marketing and innovation with an industry focus in exhibitions, conferences, events, media and manufacturing, since 2008, and Managing Director of Golden Seeds Fund LP, an investment group that is dedicated to investing in early and growth stage companies founded and/or led by women, since 2010. Ms. Pederson served as Chairman of the Board and member of the Executive Committee of International Association of Exhibitions and Events, an international association representing those who plan, produce and service exhibitions, conferences and proprietary corporate events, from 2008 to 2009. Prior to that position, she served on the Board of Directors of the Society of Independent Show Organizers (SISO) from 1999 to 2006 and as Chairman of the Board from 2004 to 2005. She also served as President, Penton Exhibitions group of Penton Media, Inc., an exhibition and conference organizer, from 1999 to 2008, and served in senior management and operational roles at Reed Exhibition Companies from 1983 to 1999.  Ms. Pederson has substantial experience in international business, which she acquired while living and working in London, Paris, Tokyo, Manila, Beijing and Toronto, and has extensive industry experience and knowledge concerning the industries in which Viad’s Marketing & Events Group competes.  She also has expertise in board governance, having served on public, private and non-profit boards of directors, and has been published on the topics of board governance and innovation. Ms. Pederson has a Masters in Business Administration from Harvard Business School with a concentration in marketing and strategy, read (i.e., studied) international business and law at the London School of Economics and received her B.A. from the Honors Program in History and International Relations Program at the University of Virginia.  Age 61. Director since 2011.

Joshua E. Schechter

Mr. Schechter served as a director of Aderans Co., Ltd. ("Aderans"), a multinational company engaged in hair-related business, and was the Executive Chairman of Aderans America Holdings, Inc., Aderans' holding company in the United States, from 2008 to 2015. From 2001 to 2013, Mr. Schechter served as Managing Director of Steel Partners Ltd., a privately owned hedge fund sponsor, and from 2008 to 2013, Mr. Schechter served as co-President of Steel Partners Japan Asset Management, LP, a private company offering investment services. Mr. Schechter previously served on the Board of Directors of: The Pantry, Inc. (NASDAQ: PTRY), a leading independently operated convenience store chain in the southeastern United States and one of the largest independently operated convenience store chains in the country, from 2014 until the completion of its public sale in March 2015; WHX Corporation (now known as Handy & Harman Ltd.) (NASDAQ: HNH), a diversified manufacturer of engineered niche industrial products with leading positions in many of the markets it serves, from 2005 until 2008; and Puroflow, Inc. (now known as Argan, Inc.) (NYSE: AGX), a provider of a full range of power industry and telecommunications infrastructure services, from 2001 until 2003. Together with his managerial and public company board experience, Mr. Schechter's experience in capital markets, acquisitions and other transactions in a variety of industries enables him to provide valuable insight to the Board. Age 43. Director since 2015.

6	Viad Corp | PROPOSAL 1: ELECTION OF DIRECTORS

For Terms Expiring at the 2018 Annual Meeting:

Richard H. Dozer

Mr. Dozer has served as our independent Chairman of the Board since December 2014.  Mr. Dozer was President of the Arizona Diamondbacks, a Major League Baseball franchise, from the team’s inception in 1995 until 2006, Vice President and Chief Operating Officer of the Phoenix Suns, an NBA professional basketball franchise, from 1987 to 1995 and President of Talking Stick Arena (formerly US Airways Center and America West Arena) from 1989 to 1995.  Mr. Dozer’s leadership positions with the Arizona Diamondbacks, Phoenix Suns and US Airways Center (now called Talking Stick Arena) provided him with skills and experience related to Viad’s specific industries, including the operations, management, sales and marketing of large-scale live corporate and consumer events.  Mr. Dozer also has financial experience, which he acquired from his audit manager position and other positions he held with Arthur Andersen from 1979 to 1987, during which time he held a CPA license.  Mr. Dozer was Chairman-Phoenix Office of GenSpring Family Offices, a wealth management firm for ultra high net worth families, a position he held from 2008 to 2013.  He also serves as Treasurer of the Greater Phoenix Convention and Visitors Bureau.  Mr. Dozer was co-founder and a managing partner of CDK Partners, a real estate development and investment company, from 2006 to 2008.  Mr. Dozer is a director, Chairman of the Board and Audit Committee Chairman of Swift Transportation Company, a public company, a director and Finance Committee Chairman of Blue Cross Blue Shield of Arizona, as well as a member of the Executive Committee, Compensation Committee and Audit Committee of that company, and a director and Audit Committee and Finance Committee member of Apollo Education Group, Inc., a public company.  He previously served as a director of Stratford American Corporation from 1998 to 2006.  Age 58.  Director since 2008.

Robert E. Munzenrider

Mr. Munzenrider is Founder or Co-Founder of several e-commerce businesses, and is a retired President of Harmon AutoGlass, a subsidiary of Apogee Enterprises, Inc., a national chain of retail automotive services and insurance claims processor, a position he held from 2000 to 2002.  In 1999, Mr. Munzenrider served as Vice President and Chief Financial Officer of the Glass Services Segment of Apogee Enterprises.  He also served during part of 1999 as Executive Vice President and Chief Financial Officer of Eliance Corp., an e-commerce transaction processor.  From 1997 to 1998, Mr. Munzenrider served as Vice President and Chief Financial Officer of St. Jude Medical, Inc., an international medical device manufacturing and marketing company.  Mr. Munzenrider has a strong finance and accounting background, holding his CPA license since 1971 and serving in the position of Chief Financial Officer for a majority of his professional career.  In addition, he has a historical familiarity with Viad operations, as he was the Chief Financial Officer of three of Viad’s former operating companies from 1982 to 1997.  Mr. Munzenrider is a director of MGC Diagnostics Corporation (formerly Angeion Corporation), and is Chair of the Audit Committee and a member of the Nominating Committee.  He previously served as a director of Kips Bay Medical, Inc., Criticare Systems, Inc., ATS Medical, Inc. and CABG Medical, Inc.  Age 71.  Director since 2004.

Viad Corp | PROPOSAL 1: ELECTION OF DIRECTORS	7

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

CORPORATE GOVERNANCE POLICIES AND PRACTICES

In accordance with applicable laws and the Bylaws, the business and affairs of Viad are governed under the direction of the Board of Directors.  The system of governance practices the Company follows is set forth in its Corporate Governance Guidelines and in the charters of each of the committees of the Board of Directors.  The Corporate Governance Guidelines set forth the practices our Board will follow with respect to its duties, operations, committee matters, director qualifications and selection process, director compensation, director independence, director orientation and continuing education, chief executive officer evaluation, management succession and annual Board and committee performance evaluation.  The Corporate Governance Guidelines and committee charters are reviewed periodically to ensure the effective and efficient governance of Viad and compliance in a timely manner with all laws and the listing standards of the NYSE that are applicable to corporate governance.

Corporate governance information, including the Corporate Governance Guidelines, committee charters and the Code of Ethics applicable to Viad’s directors, officers and employees may be viewed on Viad’s web site at http://viad.investorroom.com/corporate_governance.  They are also available in print upon request to the Corporate Secretary of Viad at the address listed in the notice of meeting attached to this proxy statement.

CORPORATE GOVERNANCE HIGHLIGHTS

We are proud of our corporate governance program.  Highlights of the corporate governance standards of our Company are provided below:

•	The Board has separated the positions of Chief Executive Officer (“CEO”) and Chairman of the Board
•	The Board has an independent Chairman
•	Average tenure of directors is currently 5.4 years, offering a balanced mix of experience and fresh perspectives
•	Annual director peer reviews, which are designed to enhance each director’s performance, and annual Board and committee performance review
•	The Board is fully engaged in the Company’s strategic planning process, including reviewing throughout the year the status of implementation and results of the Company’s strategic growth plan
•	No poison pill agreement
•

Company policy prohibits all directors, named executive officers (“NEOs”) and employees from engaging in hedging transactions with respect to Viad securities, and all directors, NEOs and other executive officers from pledging, or using as collateral, Viad securities in order to secure personal loans or other obligations

•	Viad’s NEOs and other executive officers may not sell any vested restricted stock granted in 2013 and thereafter unless and until they have complied with the Company’s stock ownership guidelines
•	All directors are independent outside directors, except the CEO
•	The Board holds regular non-management executive sessions

8	Viad Corp | BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

•

The Company has a majority voting requirement for the election of directors in uncontested elections and requires incumbent directors who do not receive a majority of the votes to submit their resignations to the Board

•	All committees of the Board are comprised 100% of independent outside directors
•	Three independent directors with extensive expertise in Viad’s industries were recently elected to the Board, namely Mr. Benett (2013), Mr. Mace (2012) and Ms. Pederson (2011)
•	Forfeiture (or “clawback”) provisions apply to short-term and long-term incentive compensation
•

Policy on insider trading generally permits Viad’s directors, NEOs and other executive officers to engage in transactions involving the Company’s common stock and other securities only: (a) during a trading window of limited duration; and (b) after seeking pre-clearance to avoid trading while in possession of material, non-public information

•	A culture of compliance and ethical behavior reinforced through our Always Honest® Compliance & Ethics Program, which we instituted more than 20 years ago

COMMITTEES AND DIRECTOR INDEPENDENCE

Our Board maintains three standing committees to assist in fulfilling its responsibilities: the Audit Committee, the Corporate Governance and Nominating Committee and the Human Resources Committee.  Each committee meets periodically during the year, reports regularly to the full Board and annually evaluates its performance.  The table below provides current membership and 2015 meeting information for each committee.  In addition, the table identifies the independent directors, as determined by our Board, within the meaning of the NYSE listing standards, applicable SEC regulations and Viad’s Corporate Governance Guidelines. The Corporate Governance Guidelines include categorical standards for independence that meet or exceed the NYSE listing standards.  Mr. Moster is the only officer-director currently serving on our Board, and was the only officer-director serving on the Board during 2015.

Name	Audit	Corporate Governance and Nominating	Human Resources	Independent Director
Mr. Benett		Chair		Yes
Mr. Boggan[1]		Member	Member	Yes
Dr. Cunningham	Member	Member		Yes
Mr. Dozer	Member		Member	Yes
Mr. Mace	Member		Chair	Yes
Mr. Moster				No
Mr. Munzenrider	Chair		Member	Yes
Ms. Pederson		Member	Member	Yes
Mr. Schechter		Member		Yes
Mr. Teplin[2]	Member	Member		Yes
2015 Meetings	12	7	6

[1]	Retired from the Board effective August 22, 2015.
[2]	Retired from the Board effective July 1, 2015.

Viad Corp | BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	9

The Innovation & Marketing Strategy Committee of the Board, whose members included Mr. Benett, Dr. Cunningham and Ms. Pederson, met six times in 2015.  The Board has determined that the matters addressed by the Committee are more appropriate for a full Board discussion and, accordingly, dissolved the Committee in February 2016.

The particular areas of responsibility of each Board committee and other related information are described below.  Each committee below may form and delegate authority to a subcommittee of one or more members of the committee.

Audit Committee.  The Audit Committee appoints Viad’s independent registered public accountants and assists the Board in monitoring the quality and integrity of the financial statements of Viad, the compliance by Viad with legal and regulatory requirements and the independence and performance of Viad’s internal auditors and external independent registered public accountants.  The Committee conducts regularly scheduled executive sessions with individual members of Viad’s management and with Viad’s independent registered public accountants.  The Committee has sole authority to appoint or replace Viad’s independent registered public accountants.  The independent registered public accountants report directly to the Committee.  The Board has determined that all members of the Audit Committee are “financially literate,” as defined by NYSE listing standards, and that Mr. Munzenrider qualifies as an “audit committee financial expert,” as defined by SEC regulations.

Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee proposes a slate of directors for election by the shareholders at each annual meeting and proposes candidates to fill any vacancies on the Board.  The Committee is also responsible for an assessment of the Board’s performance to be discussed with the full Board annually, and for review of, and from time to time for proposal of changes to, the Corporate Governance Guidelines and the compensation and benefits of non-employee directors.  The Committee has sole authority to retain and/or terminate any search firm or compensation consultant used to identify director candidates or to assist in the evaluation of director compensation.

Human Resources Committee.  The Human Resources Committee oversees development and implementation of a compensation strategy designed to enhance profitability and shareholder value.  The Committee also reviews and approves, subject to ratification by independent members of the Board, the salary and equity and incentive compensation of Viad’s CEO, approves salaries and compensation of other Viad executive officers and approves incentive compensation targets and awards under various compensation plans and programs of Viad. In addition, the Committee has sole authority to retain and/or terminate any compensation consultant used to assist in the evaluation of the compensation of the CEO and other executive officers.  The Committee also has authority to obtain advice and assistance from internal or external legal, accounting or other advisors.  While the Corporate Governance and Nominating Committee is responsible for reviewing and making recommendations to the Board regarding non-employee director compensation and benefits, the Human Resources Committee has sole authority to approve grants of equity compensation to non-employee directors under the 2007 Viad Corp Omnibus Incentive Plan.  The CEO makes a recommendation to the Committee on the compensation of other executive officers of Viad; however, the Committee has sole authority to approve, for the CEO and other executive officers: (a) the annual base salary level; (b) the annual incentive opportunity level and granting of awards; (c) the long-term incentive opportunity level and granting of awards; and (d) any special or supplemental benefits, with the salary, equity and incentive compensation of the CEO being subject to ratification by independent members of the Board.

Independent Compensation Consultant to Human Resources Committee.  The Human Resources Committee retained Pearl Meyer & Partners (“PM&P”) as the Committee’s independent compensation consultant for 2015.

10	Viad Corp | BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

In 2015, PM&P performed executive compensation market analysis and executive pay and performance alignment analysis.  The Committee derived benchmark valuations from general industry market surveys and the Company’s comparator group in consultation with PM&P.  Viad paid PM&P in 2015 only for services and advice related to executive compensation.  The Committee assessed, based on the six independence factors for compensation consultants outlined in the SEC rules and in its charter, whether the work of its independent compensation advisor would raise a conflict of interest. Based on a review of the six independence factors, the Committee determined that the services provided by PM&P to Viad had not raised a conflict of interest.

PM&P’s primary representative to the Human Resources Committee retired following the 2015 compensation period, and the Committee subsequently engaged Frederick W. Cook & Co., Inc. (“FW Cook”) as its compensation consultant beginning in 2016.  FW Cook’s primary representative to the Committee was part of the PM&P advisory team to the Committee during 2015.  In February 2016, the Committee conducted the same independence assessment with respect to FW Cook as it had conducted for PM&P in 2015, and likewise determined that the services provided by FW Cook to Viad had not raised a conflict of interest.

BOARD MEETINGS AND ANNUAL SHAREHOLDERS MEETING

Under Viad’s Corporate Governance Guidelines, each director is expected to attend the Annual Meeting of Shareholders, Board meetings and meetings of committees on which they serve.  The Board of Directors held four regular meetings and nine special meetings during 2015.  Each incumbent director attended 100% of his or her Board and committee meetings in 2015.  All directors who held office in May 2015 were in attendance at the 2015 Annual Meeting of Shareholders.

MEETINGS OF NON-MANAGEMENT DIRECTORS

Our Board held seven executive sessions of the independent, non-management directors in 2015. Regular executive sessions of the non-management directors have been scheduled for 2016.

BOARD LEADERSHIP STRUCTURE

Viad has separated the roles of Chairman and CEO.  The Chairman of our Board, Mr. Dozer, is an independent director.  Our CEO, Mr. Moster, also serves as a member of the Board.  The Board believes the separation of the Chairman and CEO roles will allow the CEO to focus his time and energy on operating and managing the Company while leveraging the Chairman’s experience and perspectives.  Mr. Dozer does not have an employment contract with the Company.

The Board believes that Viad has appropriate governance practices to ensure that the full Board maintains independent oversight, including:

•	All directors on the Board are independent, except the CEO
•	Executive sessions of the independent directors are held at regular meetings of the Board
•	An annual review of the performance of the CEO is conducted by the Human Resources Committee, whose members are all independent directors
•	An annual review of the Board’s performance is led by the Corporate Governance and Nominating Committee, whose members are all independent directors

Viad Corp | BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	11

•	The process for selecting new directors is led by the Corporate Governance and Nominating Committee
•	An annual review of each director's performance
•

Regular succession planning reviews are conducted by the Board for the positions of the CEO and his senior management team, as well as other significant management positions within Viad’s operating companies.  The Board periodically reviews interim (i.e., emergency-response) and long-term succession plans with a view toward providing for orderly transitions (in the cases of both planned and unplanned management changes) related to each of Viad’s key executive positions

•	The responsibilities of our independent Chairman include, but are not limited to, the following:
◦	Presiding over regular and special meetings of the Board
◦	Presiding over the Annual Meeting of Shareholders
◦	Presiding over and calling executive sessions or other meetings of the independent directors
◦	Calling special meetings of the Board (without prejudice to any rights of the majority of directors to call such meetings)
◦	Coordinating the preparation of the meeting agendas in consultation with the CEO, and coordinating Board meeting schedules
◦	Coordinating with committee chairpersons on agenda items and meeting schedules
◦	Being available to participate in, and facilitating meetings with, our shareholders
◦	Recommending independent Board advisors for the Board’s approval
◦	Leading the Board in anticipating and responding to crises
◦

Acting as a liaison between the Board and management, and facilitating communications between the Board and the CEO between meetings, including discussing action items with the CEO following executive sessions

◦

Working with management in defining the scope, quality, quantity and timeliness of the flow of information between management and the Board that is necessary for the Board to effectively and responsibly perform its duties

◦

Providing advice and counsel to the CEO and other members of senior management in areas such as corporate and strategic planning and policy, mergers and acquisitions, investor relations and other areas requested by the Board

◦	Such other responsibilities as may from time to time be assigned by the Board

12	Viad Corp | BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

BOARD COMPOSITION AND REFRESHMENT

VIAD BOARD REFRESHMENT
Since January 1, 2012:
✓	Average director tenure reduced from 8.7 years to 5.4 years
✓	Broadened areas of expertise represented on Board
✓	Three new independent directors elected
✓	Elected an independent Chairman of the Board, which replaced the role of Lead Independent Director
✓	Rotation of Board and committee chairs

The continuous exchange of new ideas is vital to the success of our Board.  The Board and the Corporate Governance and Nominating Committee recognize that the interplay between diverse viewpoints, experience and backgrounds more effectively promotes the long-term interests of Viad’s shareholders.  The Board believes that shareholders are best served by both the outside perspectives offered by new directors as well as the valuable experience and familiarity that longer-serving directors bring.  The Board and the Committee believe that the Company’s recent measures to promote “board refreshment,” including efforts to reduce the Board’s average director tenure from 8.7 years in 2012 to 5.4 years in 2016 and the election of three new independent directors over the past four years, has allowed the Board to maintain an appropriate balance of tenure, turnover and skills.  The Board and the Committee believe that each of the director nominees possesses unique talents that contribute to the Board’s broad array of viewpoints and expertise.

CORPORATE GOVERNANCE AND NOMINATING AND HUMAN RESOURCES COMMITTEES INTERLOCKS AND INSIDER PARTICIPATION

Viad is not aware of any interlocking relationships between any member of the Human Resources Committee or Corporate Governance and Nominating Committee and any of Viad’s executive officers that would require disclosure under the applicable rules promulgated under the U.S. federal securities laws.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

In February 2007, the Board adopted a written policy and procedures for review, approval and monitoring of transactions involving the Company and “related persons” (including directors, executive officers, shareholders owning 5% or greater of the Company’s outstanding stock and their immediate family members). The policy applies to any transaction in which Viad or an operating company is a participant and any related person has a direct or indirect interest, excluding de minimus transactions of a commercial or other nature between a related person and Viad or one of its operating companies, as well as any compensation arrangements with executive officers or directors of Viad that have been approved or authorized by the Board or the Human Resources Committee.

The Corporate Governance and Nominating Committee is responsible for reviewing, approving and/or ratifying any transaction involving a related person.  Management will bring the matter to the attention of the Corporate Governance and Nominating Committee and provide it with all material information with respect to related person transactions.  A related person transaction must be approved in advance whenever practicable, otherwise it must be ratified as promptly as practicable; provided that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction.  In determining whether to authorize, approve and/or ratify a related person transaction, the Committee considers all information that it determines is reasonable under the

Viad Corp | BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	13

circumstances.  Specifically, the Committee inquires into whether the transaction is fair and reasonable and whether the terms of the transaction are more or less favorable to Viad than terms Viad could obtain in a comparable arm’s length transaction with an unrelated third party.  A related person transaction will be submitted to the Committee for consideration at its next meeting or, in those instances in which the CEO determines that it is not practicable or desirable for Viad to wait until the next Committee meeting, to the Chair of the Committee (who has the delegated authority to act between Committee meetings with respect to this policy).  The Chair of the Committee will report to the Committee at the next Committee meeting any approval under this policy pursuant to delegated authority.  The Committee will annually review with management existing related person transactions, if any, and report annually to the Board, to ensure that such transactions are being pursued in accordance with understandings and commitments made at the time they were approved, that payments are being made appropriately and that such transactions continue to serve the best interests of Viad.

On February 20, 2015, JCP Investment Partnership, LP (“JCP”) notified Viad of its intent to nominate three director candidates at the annual meeting. Following discussions between representatives of JCP, including its nominees, and representatives of Viad, on April 11, 2015, we entered into a settlement agreement (the “Settlement Agreement”) with a group of investors represented by JCP (the “JCP Group”).  Mr. Schechter was nominated as a director of Viad by the JCP Group and is a party to the Settlement Agreement.  Pursuant to the Settlement Agreement, the Company agreed to reimburse the JCP Group’s reasonable fees and expenses related to the proxy contest in an amount not to exceed $35,000, and Mr. Schechter was appointed to the Board with a term expiring at the Company’s 2017 Annual Meeting of Shareholders.  Mr. Schechter is participating in the standard compensation and benefits package offered to non-employee directors of the Company and receiving the same restricted stock awards received by the other non-employee directors of the Company.  In 2015, Mr. Schechter’s compensation included a prorated annual retainer fee and a prorated restricted stock award under the same terms and conditions as provided in the Company’s form of Restricted Stock Agreement for Outside Directors.  For additional information regarding Mr. Schechter’s 2015 compensation, please refer to the “Compensation of Directors” section of this proxy statement, which is incorporated herein by this reference.  Except as disclosed above, there have been no transactions between the Company and a related person since January 1, 2015.

DIRECTOR NOMINATIONS

As provided in its charter, the Corporate Governance and Nominating Committee has established procedures for consideration of candidates for Board membership suggested by its members and other sources, including shareholders.  The Committee has authority under its charter, which has been exercised, to employ a third-party search firm to conduct research, review candidate data and otherwise assist the Committee in identifying candidates to serve as a director of our Company.  A shareholder who wishes to recommend a prospective nominee for the Board should notify Viad’s Corporate Secretary in writing at the address listed in the notice of meeting attached to this proxy statement.  Any such recommendation should include:

•	the name and address of the candidate
•

a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth below

•	the candidate’s signed consent to serve as a director, if elected, and to be named in the proxy statement

14	Viad Corp | BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Corporate Governance and Nominating Committee will review the qualifications of any person timely and properly nominated by a shareholder in accordance with the Bylaws relating to shareholder proposals as described in the “Submission of Shareholder Proposals and Director Nominations” section of this proxy statement.

When the Corporate Governance and Nominating Committee reviews a potential nominee, it looks at the candidate’s qualifications in light of the needs of our Board and Viad at that time given the then-current mix of director attributes.  The Committee, in accordance with Viad’s Corporate Governance Guidelines, assesses director nominees based on their qualification as independent, as well as consideration of diversity, skills and experience in the context of the current needs of our Board.  The Committee does not have a specific policy on diversity.  Director nominees also must have common qualities expected of all Viad directors, including high personal and professional ethics, integrity and values, and a commitment to representing the long-term interests of shareholders.  The Committee also ensures that the members of the Board, as a group, maintain the requisite qualifications under the listing standards of the NYSE for populating the Audit, Human Resources and Corporate Governance and Nominating Committees.

In determining whether to nominate an existing director for re-election, the Corporate Governance and Nominating Committee will consider, among other factors, the tenure of the director.  The Committee understands that new directors offer fresh perspectives and ideas that are critical to a forward-thinking and strategic Board, but also recognizes that longer-serving directors facilitate effective decision-making through their experience and familiarity with the Company’s businesses and policies.  Accordingly, in deciding whether to nominate an incumbent director for re-election, the Committee considers the mix of different tenures of the directors, taking into account the benefits of directors with longer tenures, including greater board stability and continuity of organizational knowledge, and the benefits of directors with shorter tenures, including their new perspectives and a willingness to re-examine the status quo.  The Board and the Committee believe that such an approach to board refreshment maintains an appropriate balance of viewpoints, skills, professional experience and backgrounds, and effectively advances the long-term interests of Viad’s shareholders.

Viad will deliver a questionnaire to a director candidate intended to be nominated by a shareholder addressing the candidate’s independence, qualifications and other information that would assist the Corporate Governance and Nominating Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in Viad’s proxy statement, if nominated by the Committee.  In accordance with the Bylaws, a director candidate is required to provide responses to Viad’s director candidate questionnaire related to background, qualification, conflicts of interest and director independence.  In addition, the director candidate questionnaire includes a representation and agreement to be signed by the director candidate as to his or her independence and the lack of conflicts of interest.

COMMUNICATION WITH BOARD OF DIRECTORS

Interested parties may communicate directly with non-management directors, including the Chairman of the Board, and/or with the Board by writing to the following address:  Viad Corp, 1850 North Central Avenue, Suite 1900, Phoenix, Arizona 85004-4565, Attention: Corporate Secretary.  All communications will be delivered to the non-management directors or the Board, as the case may be, no later than the Board’s next regularly scheduled meeting.

Viad Corp | BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	15

RISK OVERSIGHT

Management is responsible for assessing and managing the Company’s various exposures to risk, including the adoption of risk management controls, policies and procedures. Our Board oversees the management of the Company’s risk exposures by the Company’s management.  Our Board has delegated to the Audit Committee, as reflected in its charter, responsibility for discussing with Viad’s management the major financial risk exposures of Viad and the steps management has taken to monitor and control such exposures, including Viad’s risk assessment and risk management policies.  Annually, Viad conducts a risk assessment to identify, evaluate and prioritize potential business risks.  As a part of this business risk assessment, a financial statement risk assessment and materiality analysis is conducted, including evaluating potential fraud schemes and scenarios that might affect Viad.  The risk assessment includes an evaluation of the significance of the risks, the likelihood of occurrence, the risk remaining after application of management controls and actions necessary to mitigate risk exposure.  Management presents a report on the results of the annual risk assessment during a regularly scheduled meeting of the Audit Committee, typically its May meeting, and all members of the Board are invited to attend this meeting.  Prior to the meeting, a written report of the results of the assessment is provided to all members of our Board.  Thereafter, at the meeting of the Board, the Chair of the Audit Committee provides a summary report to the full Board regarding the results of the assessment and the Audit Committee’s discussions concerning the results.  Management continuously monitors the Company’s risks throughout the year.  The Board’s role in risk oversight has not affected its leadership structure.

COMPENSATION RISK ANALYSIS

The Board also continuously monitors and manages executive compensation risk through the design of the Company’s executive compensation program.  The Human Resources Committee of the Board has structured the program in a way that mitigates the potential for excessive risk-taking by NEOs in managing Viad’s businesses.  A few of the program’s features that serve this purpose are:

•	Balanced compensation components. The mix of pay for NEOs is not overly weighted toward either short-term incentive or long-term incentive compensation
•

Emphasis on long-term incentive compensation.  In designing NEO compensation packages, considerable emphasis is placed on long-term incentive compensation.  The ultimate value of each NEO’s long-term incentive award depends upon the value of Viad’s stock at the time of vesting (or exercise, in the case of stock options), which encourages NEOs to consider the inherent risk of short-term decisions that may impact the future performance of Viad.  As a result, these awards are intended to promote long-term, strategic decisions

•

Stock ownership guidelines.  Viad’s stock ownership guidelines align the financial interests of our directors and NEOs with those of our shareholders (see the CD&A subsection “Stock Ownership Requirements”)

•

Holding period restriction on vested restricted stock.  The Human Resources Committee has instituted a holding period on a NEO’s vested restricted stock until and unless the NEO meets the Company’s stock ownership guidelines (see the CD&A subsection “Highlights of Our Compensation Program”)

•

Forfeiture for wrongful actions.  Short-term and long-term incentive compensation is subject to forfeiture and reimbursement (i.e., “clawback”) provisions relating to conduct which may be detrimental to Viad (see the CD&A subsection “Clawback Provisions for Detrimental Conduct”)

16	Viad Corp | BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

STOCK OWNERSHIP GUIDELINES FOR DIRECTORS AND EXECUTIVE OFFICERS

We believe it is important to align the financial interests of our directors and executive officers with those of our shareholders.  Accordingly, we have adopted guidelines which specify the minimum amount of Viad stock that we expect directors, NEOs, other executive officers and key senior management employees to own on a direct basis, meaning stock which is subject to market risk, not simply held under option.  The stock ownership guidelines call for each executive officer to own Company common stock which has an aggregate value within a range of 1.5 to 5.0 times that individual’s annual salary, depending on salary level.  The guidelines also call for each non-employee director to own Company common stock that has an aggregate value equal to 5.0 times the annual retainer payable to a director.  All non-employee directors have met or exceeded their goals, except Mr. Benett and Mr. Schechter, who were recently elected directors of the Company.  Ms. Ingersoll has exceeded her stock ownership goals, and Mr. Moster, whose goal was increased from 3.0 times base salary to 5.0 times base salary upon being hired as our CEO in December 2014, Mr. Barry, who was hired in June 2015, and all other NEOs are working toward achieving their goals.  The Company places a hold on vested restricted stock earned by NEOs, net of taxes, until the NEO’s total stock ownership meets the Company’s stock ownership guidelines or the NEO is no longer an employee of the Company.

RESTRICTION ON TRADING BY DIRECTORS AND OFFICERS

The Company’s policy on insider trading generally permits directors, NEOs and other executive officers to engage in transactions involving the Company’s common stock and other securities only: (a) during a Company-prescribed trading window of limited duration; and (b) after seeking pre-clearance to avoid trading while in possession of material, non-public information.  In addition, the Company’s policy on insider trading prohibits directors, NEOs and other executive officers and employees from engaging in hedging transactions or other transactions designed to limit or eliminate the risks of owning Viad stock, and prohibits directors, NEOs and other executive officers from pledging, or using as collateral, the Company’s securities in order to secure personal loans or other obligations.

Viad Corp | BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	17

COMPENSATION OF DIRECTORS

Each non-employee director receives compensation for service on our Board and any of its committees.  Directors who are also officers or employees of Viad do not receive any special or additional remuneration for service on the Board and do not serve on any of its committees.   Mr. Moster is the only officer-director currently serving on our Board, and was the only officer-director serving on the Board during 2015.

The table below provides the 2015 compensation of the non-employee directors on our Board.  The dollar figures presented in column (c) of the table below represent the grant date fair value of the 2015 stock awards, which may not reflect the actual value to be realized by the director as economic and market risks associated with stock awards can affect the actual value realized.  The actual value realized by the director for the stock will not be determined until time of vesting, for purposes of paying taxes on the vesting event, and at the time of sale for all other purposes.

Name	Fees Earned Or Paid in Cash[1] ($)	Stock Awards[2] ($)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compensa- tion Earnings ($)	All Other Compen- sation[3] ($)	Total ($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)
Mr. Benett	88,377	73,845	—	—	7,949	170,171
Mr. Boggan[4]	52,096	73,845	—	—	3,572	129,513
Dr. Cunningham	108,036	73,845	—	—	8,612	190,493
Mr. Dozer	168,064	73,845	—	—	5,629	247,538
Mr. Mace	97,536	73,845	—	—	3,572	174,953
Mr. Munzenrider	102,800	73,845	—	—	5,551	182,196
Ms. Pederson	94,564	73,845	—	—	3,612	172,021
Mr. Schechter	46,366	63,043	—	—	312	109,721
Dr. Teplin[5]	53,664	73,845	—	—	3,561	131,070

__________________________________

[1]

In 2015, non-employee directors received an annual retainer of $45,000.  Committee chairs received an additional annual retainer of $5,000, except for the Audit Committee chair, who received an additional annual retainer of $10,000.  Mr. Dozer received an additional retainer of $75,000 for serving in the role of Chairman of the Board of Viad.  Non-employee directors also received a fee of $1,600 for each Board meeting attended and a fee of $1,500 for each committee meeting attended.  Directors were reimbursed for all expenses related to their service as directors, including travel expenses and fees associated with director education seminars.  Mr. Schechter’s 2015 annual fee was prorated beginning from the effective date of his election to the Board of Directors on April 11, 2015 through December 31, 2015.

[2]

There can be no assurances that the amounts provided in column (c) of this Table will be realized.  The amounts shown reflect the grant date fair value of shares awarded in 2015.  Assumptions made in the valuation of stock awards under this column (c) are discussed in Viad’s 2015 Annual Report on Form 10-K, filed March 11, 2016, in Notes 1 and 2 of Notes to Consolidated Financial Statements, and are incorporated herein by reference.

In 2015, each of the non-employee directors was granted 2,700 shares of restricted stock with a grant date fair value of $73,845, except that Mr. Schechter received a grant of 2,300 shares with a grant date fair value of $63,043, reflecting proration from the effective date of his election as a director in April 2015 to the next grant date in February 2016.  All restricted stock granted to directors will vest three years from the date of grant, with pro-rata vesting of shares upon expiration of the three-year period if a director leaves the Board prior to the end of such period for any reasons other than

18	Viad Corp | COMPENSATION OF DIRECTORS

for “cause,” provided that full vesting will occur upon lapse of such period if the director has met certain age and holding period requirements.  Full vesting may also occur upon expiration of the three-year period, at the discretion of the Human Resources Committee, if a director has terminated service due to unforeseen hardship or circumstances beyond the control of the director and such termination of service is at least six months after the date of grant.  If a non-employee director were to take office after the restricted stock grant in February of each year, the new director would receive a pro-rata grant of restricted stock based on the date of election and the next regularly scheduled February grant of restricted stock.

At December 31, 2015, 8,500 shares of restricted stock had not vested for each of the non-employee directors, except for Mr. Benett and Mr. Schechter, who had 7,700 shares and 2,300 shares of restricted stock, respectively, that had not vested.

[3]

The amounts shown for the non-employee directors include the corporate matching of charitable contributions pursuant to the Directors’ Matching Gift Program, which provides for corporate matching of charitable contributions made by non-employee directors, on a dollar-for-dollar basis, up to an aggregate maximum of $5,000 per year to qualified non-profit organizations having tax-exempt status under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).  The amounts shown also reflect the premium paid by Viad on behalf of each non-employee director for accidental death and dismemberment insurance benefits of $300,000 and travel accident insurance benefits of $300,000 when they are traveling on corporate business, and include dividends paid on unvested restricted stock in the amount of $2,810 for Mr. Benett, $3,450 for Mr. Mace, $230 for Mr. Schechter and $3,490 for each of Messrs. Boggan, Dozer and Munzenrider, Ms. Pederson, Dr. Teplin and Dr. Cunningham.

[4]	Retired from the Board effective August 22, 2015.
[5]	Retired from the Board effective July 1, 2015.

Viad Corp | COMPENSATION OF DIRECTORS	19

INFORMATION ON STOCK OWNERSHIP

DIRECTORS AND EXECUTIVE OFFICERS

Except as otherwise noted in the footnotes below: (i) the table below provides information concerning the beneficial ownership of Viad’s common stock by directors and executive officers of Viad, individually and as a group, as of March 1, 2016; and (ii) each person or entity identified in the table below, to our knowledge, has sole voting and investment power with respect to the securities they hold, other than property rights of spouses.

Name	Amount and Nature of Beneficial Ownership[1,2]	Percent of Class
Named Executive Officers and Other Executive Officers
Steven W. Moster	59,984	*
Ellen M. Ingersoll	153,138	*
David W. Barry	8,400	*
Deborah J. DePaoli	32,935	*
Thomas M. Kuczynski	28,097	*
Leslie S. Striedel	4,114	*
Directors
Andrew B. Benett	11,400	*
Isabella Cunningham	28,625	*
Richard H. Dozer	23,109	*
Edward E. Mace	11,961	*
Robert E. Munzenrider	24,106	*
Margaret E. Pederson	17,375	*
Joshua E. Schechter	21,726	*
All Executive Officers and Directors as a Group (13 persons total)	424,970	2.1%

__________________________________

*	Less than 1%.
[1]

Includes:  138,300 shares of restricted stock, which will vest three years from the date of grant and 51,873 shares of common stock subject to stock options, which were exercisable as of March 1, 2016, or within 60 days thereafter, by the directors and executive officers.  Future vesting of restricted stock is generally subject to continued employment with the Company.

[2]

Includes, for Mr. Moster, 666 shares owned by his spouse, for Ms. Ingersoll, 84,300 shares owned by the Steven & Ellen Ingersoll Family Trust, as to which Ms. Ingersoll has shared voting and investment power, and for Mr. Mace, 2,461 shares owned by the Mace Revocable Trust, as to which Mr. Mace has shared voting and investment power.

20	Viad Corp | INFORMATION ON STOCK OWNERSHIP

CERTAIN SHAREHOLDERS

The table below provides certain information regarding those persons known by Viad to be the beneficial owners of more than 5% of Viad’s outstanding common stock as of December 31, 2015.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	1,946,110[1]	9.7%[1]
GMT Capital Corp 2300 Windy Ridge Parkway, Suite 550 South, Atlanta, GA 30339	1,750,044[2]	8.7%[2]
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One, Austin, TX 78746	1,707,034[3]	8.5%[3]

________________________________

[1]

BlackRock, Inc. filed on January 27, 2016 with the SEC a statement on Schedule 13G/A.  The company filing reported that it and its affiliated companies in the aggregate have sole voting power over 1,888,538 shares and sole dispositive power over all the shares.

[2]

GMT Capital Corp filed on February 16, 2016 with the SEC a statement on Schedule 13F.  The company filing reported that it has sole voting and dispositive power over all of the shares.  To the Company’s knowledge, GMT Capital Corp has not filed a Schedule 13D or Schedule 13G with respect to any changes in its ownership of the Company’s common stock.

[3]

Dimensional Fund Advisors LP filed on February 9, 2016 with the SEC a statement on Schedule 13G/A.  The company filing reported that it and its affiliated companies in the aggregate have sole voting power over 1,639,239 shares and sole dispositive power over all of the shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Viad’s executive officers, directors and beneficial owners of more than 10% of Viad’s common stock to file initial reports of ownership and reports of changes in ownership of Viad’s common stock with the SEC and the NYSE.  Such executive officers, directors and beneficial owners are required by U.S. federal securities regulations to furnish Viad with copies of all Section 16(a) forms they file.  As a matter of practice, Viad’s administrative staff assists its executive officers and directors in preparing initial reports of ownership and reports of changes in ownership, and files such reports on their behalf with the SEC and the NYSE.  Based solely on a review of the copies of such forms furnished to Viad and written representations from its executive officers and directors, Viad believes that all executive officers, directors and beneficial owners timely complied with the Section 16(a) reporting requirements in 2015.

Viad Corp | INFORMATION ON STOCK OWNERSHIP	21

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW

This Compensation Discussion and Analysis (“CD&A”) section explains the 2015 compensation program for Viad’s named executive officers (“NEOs”) whose compensation information is provided in the tables following this discussion, and how the program reflects the achievements of the Company’s 2015 performance and strategic objectives.    Viad’s 2015 NEOs are listed below:

Steven W. Moster	President and Chief Executive Officer; President of Marketing & Events Group and Global Experience Specialists, Inc.
Ellen M. Ingersoll	Chief Financial Officer
David W. Barry	President of Travel & Recreation Group
Deborah J. DePaoli	General Counsel & Secretary
Thomas M. Kuczynski	Former Chief Corporate Development & Strategy Officer

Specifically, this CD&A contains the following sections:

I.	Executive Summary (page 23): summarizes the principles and results of our compensation program
II.	Pay for Performance Philosophy (page 33): describes our pay for performance philosophy and discusses Viad’s executive compensation framework
III.	Decision-Making Process (page 33): explains how the Human Resources Committee of the Board makes decisions and what factors it considers in setting compensation for our NEOs
IV.	Components of Compensation (page 36): discusses each element of our compensation program and the objectives for each such element:
o	Mix of Pay
o	Base Salary
o	Short-Term (Annual) Incentives
o	Long-Term Incentives
o	Perquisites and Other Personal Benefits
o	Post-Employment Compensation
▪	Retirement Income and Savings Plans
▪	Post-Termination Compensation and Benefits
V.	Other Aspects of Our Compensation Program (page 47): addresses other policies and processes related to our executive compensation program:
o	Clawback Provisions for Detrimental Conduct
o	Stock Ownership Requirements
o	Limit on Deductibility of Certain Compensation
o	Opportunity for Shareholder Feedback

The Company encourages you to read this CD&A in conjunction with “Proposal 3: Advisory Approval of Named Executive Officer Compensation,” beginning on page 70.

22	Viad Corp |COMPENSATION DISCUSSION AND ANALYSIS

I. EXECUTIVE SUMMARY

OUR PRIMARY OBJECTIVE: PAY FOR PERFORMANCE

The Human Resources Committee of Viad’s Board of Directors has designed our executive compensation program to align the interests of Viad’s executive officers with those of our shareholders, and is guided by a “pay for performance” philosophy.

Consistent with the Company’s “pay for performance” philosophy, at the start of each year, the Human Resources Committee (the “Committee”) of Viad’s Board of Directors (the “Board”) approves challenging performance goals that drive financial and strategic goals designed to increase shareholder value.  In 2015, the Company delivered strong financial performance and continued to make progress on its key long-term strategic objectives with the successful integration of the businesses acquired during 2014, and the Committee made compensation decisions that reflect the effective leadership and strong performance of the Company’s executive officers.  The pay for performance objective of our compensation program incentivizes our key executives to make strategic decisions that further the long-term financial interests of the Company, and ultimately, allow both management and shareholders to share in the Company’s success.  We believe our compensation decisions demonstrate an alignment between pay and performance and enhance shareholder value, and such decisions support the Board’s recommendation to shareholders to approve, in an advisory vote, the compensation of the NEOs.

OUR PERFORMANCE: EXECUTING ON OUR GROWTH STRATEGY TO ENHANCE VALUE

Acquisitions completed in 2014 performed well in 2015 and are positioning us for a strong 2016.

We are an international experiential services company with operations in the United States, Canada, the United Kingdom, continental Europe and the United Arab Emirates.  We generate our revenue through our two business groups: the Marketing & Events Group and the Travel & Recreation Group.  For more information about our business, please refer to the “Business” and “Management’s Discussion & Analysis of Financial Condition and Results of Operations” sections of our 2015 Annual Report on Form 10-K, filed with the SEC on March 11, 2016.

Marketing & Events Group Growth Strategy: Preferred Global Full-Service Provider for Live Events

Our growth strategy for the Marketing & Events Group is to establish Global Experience Specialists, Inc. (“GES”) as the preferred global full-service provider for live events, with further reach to corporate and consumer events, exhibitions, congresses and conferences.  We expect to accomplish this by acquiring businesses and capitalizing on organic opportunities that further the following goals:

•	Profit Margins: pursue growth in strategic areas that deliver higher profit margins
•	Comprehensive Services Offering: establish GES as a one-stop service provider by adding complementary, value-added services that encourage customers to turn to GES for all of their live events needs
•	Live Events: leverage our full-service offering to realize market share gains in under-penetrated categories of live events, such as corporate and consumer events
•	Global Reach: leverage our international network of operations to service existing customers across the world and increase GES’ market share

Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS	23

Our 2014 acquisitions represented an important first step in executing on our growth strategy.  Our ability to realize synergies and integrate those acquired businesses resulted in the cross-selling of adjacent service offerings and new business wins in 2015.  We believe that the execution of this growth strategy will differentiate GES as the premier, comprehensive provider of live event services and allow our clients to gain a greater return at their events and enhance the exhibitor experience.

Travel & Recreation Group Growth Strategy: Refresh, Build, Buy

For the Travel & Recreation Group, we continue to pursue our Refresh, Build, Buy growth strategy, which is focused on three objectives:

•	Refresh: refreshing our existing assets to optimize market position and maximize returns
•	Build: building new assets that create new revenue streams with economies of scale and scope
•	Buy: buying strategic assets that generate strong returns on investment

In 2015, we executed on this strategy by commencing significant renovations to the Banff Gondola that will be completed in 2016.  The gondola renovations, which further the “Refresh” component of the Travel & Recreation Group’s growth strategy, are expected to position this important asset for its highest and best use, which we believe will ultimately improve margins and returns.  For similar reasons, we made the decision to exit certain lower-margin, capital-intensive activities in our transportation and package tours lines of business in 2016.  We believe that this decision will allow us to focus our efforts on optimizing the most profitable service lines within the Travel & Recreation Group and free up capital to invest in new opportunities with higher margins and returns.

Recent Acquisitions: Driving Growth with Strong Returns

Each of our recent acquisitions not only positions us well for long-term growth and value creation, but also allows us to capitalize on certain immediate benefits:

•

West Glacier Properties: The acquisition of the West Glacier Motel & Cabins, the Apgar Village Lodge and related land, food and beverage services and retail operations (collectively, the “West Glacier Properties”) complements the Travel & Recreation Group’s existing assets and increases its presence in the Glacier National Park area, reinforcing our position as the “Gateway to Glacier”

•

Blitz: With the addition of Blitz Communications Group Limited and affiliates (collectively, “Blitz”), GES assumed the role of in-house provider of AV services to the top four United Kingdom event venues and a leading position within the United Kingdom market overall

•

onPeak: The acquisition of onPeak LLC and Travel Planners, Inc. (collectively, “onPeak”) made GES the leading provider of event accommodations services in the United States, with the majority of the top 100 U.S. events using onPeak for event accommodations

•

N200: N200 Limited and affiliates (collectively, “N200”), Europe’s leading event registration and data intelligence services provider for the live events industry, offers clients of the Marketing & Events Group yet another value-added service within a high-margin industry sector

•	Maligne Lake Tours: On January 4, 2016, we acquired the business of Maligne Tours Ltd. (“Maligne Lake Tours”), which offers sightseeing boat tours on a picturesque glacial lake. The Maligne Lake Tours

24	Viad Corp |COMPENSATION DISCUSSION AND ANALYSIS

acquisition strengthens the Travel & Recreation Group’s presence in the Jasper National Park area and adds another world-class attraction to our services portfolio

•

CATC: On March 11, 2016, we acquired CIRI Alaska Tourism Corporation (“CATC”), the operator of a glacier and wildlife boat tour business and three lodges in Alaska.  The acquisition of CATC establishes a marketing and operational scale for the Travel & Recreation Group across the Alaskan rail belt tourism corridor, and provides a stronger foothold in a growing and resilient tourism destination

OUR PERFORMANCE: KEY BUSINESS RESULTS

In 2015, strong performance and leadership from our senior management team resulted in year-over-year improvements in important financial goals as we continued our trend of long-term growth and enhanced shareholder value creation.

Our business strategy focuses on providing superior experiential services to our customers and superior and sustainable returns on invested capital to our shareholders.  Solid performance from our acquisitions in both business groups and new business wins and same-show growth in the Marketing & Events Group helped offset substantial headwinds from large, non-annual events (“negative show rotation”), unfavorable foreign exchange rate variances and severe forest fire activity affecting Travel & Recreation Group properties in 2015.  Both business groups delivered on expectations, with the newly-acquired businesses posting solid margins and positioning us well for a strong 2016.

•	Total revenue increased 2.3% to $1.09 billion, despite negative show rotation of approximately $71 million and unfavorable currency translation of $39.7 million
•

Marketing & Events Group revenue increased by 3.4%, or $32.4 million, despite the adverse timing of large, non-annual events, which we refer to as “negative show rotation,” during 2015 and unfavorable currency translation of $26.0 million.  The increase was driven by the 2014 acquisitions, same-show revenue* growth of 8.0%, new business wins and increased sales to corporate clients

•

Travel & Recreation Group revenue increased by 4.4%, or $5.4 million, when adjusted to exclude the impact of unfavorable currency translation of $13.7 million.  The increase was driven by strong growth at Brewster and Alaska Denali Travel that more than offset the impact of forest fires at Glacier Park

_______________________________________

*	Base same-shows are defined as shows produced by GES out of the same city during the same quarter in both the current year and prior year.

Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS	25

The Company’s long-term performance has been similarly strong, as we have improved performance on key financial metrics over the past five years.

•	Total adjusted segment EBITDA** improved by $39.1 million (from $51.5 million in 2011 to $90.6 million in 2015) and adjusted segment EBITDA margin improved by 280 basis points

_______________________________________

**

Adjusted Segment EBITDA is a “non-GAAP financial measure,” as defined by SEC regulations.  Please see the Appendix to this proxy statement for a reconciliation of Adjusted Segment EBITDA to the U.S. GAAP financial measure of segment operating income, as well as reconciliations of other non-GAAP financial measures included in Viad’s proxy materials to the most directly comparable GAAP measures.

OUR PERFORMANCE: ENHANCED SHAREHOLDER VALUE

Viad’s commitment to rewarding our executives for their disciplined approach to capital deployment and strong management of working capital has enabled the Company to both protect and reward its shareholders.

Solid financial performance under the leadership of our management team has allowed the Company to maintain a strong balance sheet, while also reinvesting in the business and returning capital to shareholders.  From 2011 to 2015, we have:

●	Generated cumulative operating cash flow of $228.3 million
●	Returned $132.7 million to shareholders in the form of dividends and share repurchases
•	Paid special cash dividends of $2.50 per share in November 2013 and $1.50 per share in February 2014
•	Increased the regular quarterly dividend by 150% to $0.10 per share from $0.04 per share, effective with the October 2012 dividend payment
•	Repurchased 0.9 million shares for $19.5 million (Viad has 440,540 additional shares available for repurchase under previous authorizations)

26	Viad Corp |COMPENSATION DISCUSSION AND ANALYSIS

•	Reinvested $313.4 million back into the business (in the form of capital expenditures and acquisitions, net of divestitures of non-strategic real estate assets), including:
•	Marketing & Events Group acquisitions, with an aggregate purchase price of $113.2 million, generated aggregate Adjusted Segment EBITDA of $18.1 million in 2015
•	Travel & Recreation Group acquisitions, with an aggregate purchase price of $81.5 million, generated aggregate Adjusted Segment EBITDA of $10.0 million in 2015
•	The Glacier Skywalk, which was constructed at a total cost of approximately $20 million, generated Adjusted Segment EBITDA of approximately $4.4 million during 2015, its second year of operation
•	Maintained a strong balance sheet, and a 27.8% debt-to-capital ratio as of December 31, 2015

Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS	27

HIGHLIGHTS OF OUR COMPENSATION PROGRAM

The Committee has adopted practices that drive NEO performance and align executive pay with shareholder interests.

	WHAT WE DO		WHAT WE DO NOT DO
✓

Pay for Performance: Clear financial goals for the Company and individual performance goals are set for our NEOs.  Performance-based compensation constituted 71% of the total target direct compensation for our CEO and 66% for all other NEOs in 2015.

		☒	No NEO Employment Agreements: Neither our CEO nor any other NEO has an employment agreement with the Company.
✓	Stock Ownership Guidelines: The stock ownership minimum for our CEO is 5 times his salary, and the minimum for other NEOs is 3 times his or her salary.	☒	No Tax Gross-Ups Paid in 2015: The Company did not pay tax gross-ups in 2015, and will not pay tax gross-ups in 2016 and thereafter.
✓	Stock Retention Policy / Restricted Stock Holding Periods: Vested restricted stock may not be sold unless and until the NEO or other executive officer has met the Company’s stock ownership guidelines.	☒	No Hedging or Pledging: Our NEOs, other executive officers and directors are prohibited from engaging in hedging transactions with Viad stock and from pledging Viad stock as collateral for a loan.
✓

Clawback and Compensation Recoupment Policies: Both our short-term and long-term incentive programs allow Viad to recoup compensation awards paid to NEOs and other executive officers who engage in certain acts detrimental to Viad’s interests.

☒

No Change In Control Excise Tax Gross-Ups:  No NEOs hired in 2013 and thereafter will receive any excise tax gross-up payments in the event of a change in control of the Company.  The Company instituted a 3-year phase-out period ending February 26, 2017 on change in control excise tax gross-ups for all current NEOs and other executive officers grandfathered into the Company's previous executive severance plan.

✓

Balance Short-Term and Long-Term Incentives: Our short-term and long-term incentive programs have different performance goals, which incorporate not only financial measures to drive performance, but also shareholder value measures such as TSR and ROIC.

☒

No “Single-Trigger” Change in Control Arrangements: No NEOs hired in 2013 and thereafter will receive award payments solely on account of a change in control. The Company instituted a 3-year phase-out period ending February 26, 2017 on its modified single-trigger change in control arrangement, eliminating by that time the 13-month “walk-away” right for all current NEOs and other executive officers grandfathered into the Company's previous executive severance plan.

✓	Independent Compensation Committee: The Human Resources Committee of the Board consists entirely of independent directors.	☒

No Above-Median Targeting of Executive Compensation: We target total direct compensation of our NEOs and other executive officers at the 50th percentile of our comparator group or other competitive data.

✓	Regular Engagement with Shareholders: The Company regularly engages with shareholders through its shareholder outreach program.	☒	No Benefit Payments Under Legacy Pension Plans: The Company has not added any new participants under its legacy pension plans since 2004, and does not intend to add any new participants in the future.

28	Viad Corp |COMPENSATION DISCUSSION AND ANALYSIS

The Committee, in consultation with its independent compensation consultant, oversees, approves and assesses the effectiveness of each element of our compensation program in relation to our compensation philosophy and the market.

The table below describes certain elements of our program and their link to our specific compensation objectives:

COMPENSATION ELEMENT	ENCOURAGE SHAREHOLDER VALUE CREATION	PROMOTE ACCOUNTABILITY & STRATEGIC DECISION-MAKING	PROMOTE BALANCED RISK- TAKING & ETHICAL BEHAVIOR
Short-Term (Annual) Incentive	✓	✓	✓
Long-Term Incentives	✓	✓	✓
Retirement Income and Savings Plans			✓

Additionally, the compensation elements of base salary, perquisites and personal benefits and post-termination compensation and benefits are designed to attract and retain key executives.

Under the 2015 compensation program, the Committee continued to follow compensation practices that align management’s interests with those of our shareholders.

Highlights of our 2015 compensation program, which are more fully discussed elsewhere in this CD&A, include the following:

•	Targeted median pay. Targeted pay is at the 50th percentile of our comparator group or other competitive data
•

Relative Total Shareholder Return (“TSR”) used as a performance goal for long-term incentive awards. In its effort to link pay to performance, the Committee uses Relative TSR (versus other constituents of the Russell 2000 index) as a performance goal for the Company’s three-year performance unit awards, as illustrated by the table below:

PERFORMANCE UNIT GOALS AND WEIGHTING

Relative TSR	30%
EBITDA	35%
ROIC	35%

•

Emphasis on performance-based long-term incentive awards.  Viad’s long-term incentive compensation consists of 100% performance units for the CEO and a mix of 70% performance units and 30% time-vested restricted stock (or units) for other NEOs and other executive officers.  Beginning with the 2016-2018 performance period, 70% of our CEO’s performance units will be paid out in Viad common stock, rather than cash, which further strengthens the connection between our CEO’s compensation and our stock performance

•	No tax-gross ups for NEOs. The Company did not pay any tax gross-ups on perquisites or other compensation to NEOs in 2015
•

No excise tax gross-ups or modified single-trigger provisions in change in control arrangements.  Excise tax gross-ups and “modified single-trigger” provisions have been eliminated in the grandfathered change in control arrangements of the NEOs and other executive officers, effective after a three-year sunset

Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS	29

period ending February 26, 2017.  This measure ensures consistency between the grandfathered plans and the 2013 change in control arrangements, which eliminated excise tax gross-ups and “modified single-trigger” provisions in change in control situations for NEOs hired in 2013 and thereafter

•

Stock retention policy / holding periods to enhance stock ownership guidelines. NEOs and other executive officers may not sell any of their vested restricted stock unless and until the executive officer has met the Company’s stock ownership guidelines (see the CD&A subsection “Stock Ownership Requirements”)

•

No lump-sum SERP awards with tax gross-ups. The Viad Corp Defined Contribution Supplemental Executive Retirement Plan (the “Defined Contribution Plan”) has been established to replace the annual payment of lump-sum cash awards with tax gross-ups previously paid to our CFO pursuant to the Viad Corp Supplemental Pension Plan (the “SERP”)

•

Did not add new participants under any pension plans.  Since 2004, the Company has not added any new participants to its pension plans, including the SERP and the Viad Corp Retirement Income Plan (now known as the MoneyGram Pension Plan), and does not intend to add any new participants in the future

•

Forfeiture of long-term incentives for executives terminated within 12 months of grant date. Executives will forfeit long-term incentive awards granted in 2014 and thereafter if their employment is terminated due to retirement, death, disability or termination without cause within 12 months after the grant date.  Long-term incentive awards will vest pro rata if the termination occurs after the 12-month forfeiture period lapses, and the amount of the award will be based on the length of time the executive was employed during the applicable vesting or performance period.  We believe this change provides a more appropriate balance between the interests of the Company and our executives

•	No discretionary bonuses. Bonuses paid in 2015 were based on established performance goals

OUR SHAREHOLDER OUTREACH PROGRAM

Our shareholder outreach program has facilitated robust and meaningful discussions with our shareholders.

It is the policy of the Board that at least one director is available for consultation and direct communication with shareholders, as appropriate. Mr. Dozer has acted as a liaison between the Board and shareholders on investor matters since April 2013, and continues in that role since being elected Independent Chairman of the Board in December 2014.

The Committee, the Board and executive leadership are committed to considering the perspectives of our shareholders on all aspects of our business, including executive compensation.  Consistent with that commitment, our management and Board members have used the Company’s shareholder outreach program to gather shareholder input on a range of topics related to executive compensation and governance matters, including the alignment between pay and performance and the Company’s long-standing philosophy that executive compensation should be based on long-term performance and shareholder value creation.  The Company has incorporated specific shareholder suggestions into our executive compensation program, as appropriate, and these changes have been incorporated into the disclosures in this proxy statement.  As feedback, many shareholders gave a general indication that they viewed favorably the executive compensation changes Viad has implemented.

30	Viad Corp |COMPENSATION DISCUSSION AND ANALYSIS

Our current executive compensation program reflects significant changes made over the past several years in connection with the Company’s extensive shareholder outreach efforts.

The Company’s current executive compensation program reflects significant changes made over the past several years in response to shareholder feedback received as a result of the Company’s active engagement with shareholders through our ongoing shareholder outreach efforts.

At the 2015 Annual Meeting of Shareholders, approximately 98% of the voting shareholders approved the Company’s 2014 executive compensation program for NEOs. We believe that these voting results reflect our shareholders’ endorsement of the recent structural changes made to, and the current direction of, our executive compensation program, and affirm alignment of our program with shareholder interests.  We continue to maintain an active and open dialogue with our shareholders to identify ways to further refine and improve our executive compensation program, and the Committee believes our current program adequately and effectively addresses shareholder concerns, promotes the Company’s business strategy and aligns pay with performance and shareholder value.  Based on feedback received from our shareholder outreach program, the Committee did not implement significant changes to our executive compensation program for 2016.

PAY FOR PERFORMANCE: CEO TOTAL DIRECT COMPENSATION REALIZED

Our CEO’s total direct compensation realized is in line with our pay for performance philosophy.

While not intended to replace the information in the “Summary Compensation Table” section of this proxy statement, which includes equity grants based on accounting values, the table below supplements the Summary Compensation Table by presenting the total direct compensation realized by our CEO during 2015.  Total direct compensation realized is comprised of the direct compensation actually received by the CEO during the year, including base salary, compensation received upon vesting of restricted stock and compensation received upon payouts of performance units under the Performance Unit Incentive Plan, as well as the CEO’s short term (annual) incentive payments earned during the year and paid out in March of the following year.  Since Mr. Moster will not actually receive the long-term incentive compensation awarded to him in 2015 until future years, the value of this compensation, when realized, will likely differ significantly from the amounts shown in the Summary Compensation Table.  Accordingly, we believe total direct compensation realized is more representative of compensation actually received than the amounts shown in the Summary Compensation Table, and total direct compensation realized is a better measure of how CEO pay compares to company performance.

CEO Total Direct Compensation Realized: 2015
Compensation Element
Cash Compensation	2015 ($)
Base Salary	600,000
Annual Incentive*	569,300
Total Cash Compensation	1,169,300
Long-Term Incentive Compensation
Compensation Realized upon Vesting of Restricted Stock	305,440
Compensation Realized upon Payout of Performance Units	317,400
Total Long-Term Incentive Compensation	622,840
Total Direct Compensation Realized	1,792,140
Total Compensation - Summary Compensation Table	2,061,309

Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS	31

______________________________________

*

This is the 2015 annual incentive, which was paid out in March 2016 after the Committee approved the achievement of the 2015 performance goals.  In March 2015, Mr. Moster was paid $73,500 for his 2014 annual incentive as President of GES.

CORPORATE GOVERNANCE HIGHLIGHTS

The Company is committed to sound corporate governance in addition to its commitment to a pay for performance executive compensation philosophy.

Highlights of the corporate governance standards of our Company are provided below:

•	The Board has separated the positions of CEO and Chairman of the Board
•	The Board has an independent Chairman
•	Average tenure of directors currently is 5.4 years, offering a balanced mix of experience and fresh perspectives
•	Annual director peer reviews, which are designed to enhance each director’s performance, and annual Board and committee performance review
•	The Board is fully engaged in the Company’s strategic planning process, including reviewing throughout the year the status of implementation and results of the Company’s strategic growth plan
•	No poison pill agreement
•

Company policy prohibits all directors, executive officers and employees from engaging in hedging transactions with respect to Viad securities, and all directors, the NEOs and other executive officers from pledging, or using as collateral, Viad securities in order to secure personal loans or other obligations

•	All directors are independent outside directors, except the CEO
•	The Board holds regular non-management executive sessions
•

The Company has a majority voting requirement for the election of directors in uncontested elections and requires incumbent directors who do not receive a majority of the votes to submit their resignations to the Board

•	All committees of the Board are comprised 100% of independent outside directors
•	Three independent directors with extensive expertise in Viad’s industries were recently elected to the Board, namely Mr. Benett (2013), Mr. Mace (2012) and Ms. Pederson (2011)
•	Viad’s NEOs and other executive officers may not sell any vested restricted stock granted in 2013 and thereafter unless and until they have complied with the Company’s stock ownership guidelines
•	Forfeiture (or “clawback”) provisions apply to short-term and long-term incentive compensation
•

Policy on insider trading generally permits Viad’s directors, NEOs and other executive officers to engage in transactions involving the Company’s common stock and other securities only: (a) during a trading

32	Viad Corp |COMPENSATION DISCUSSION AND ANALYSIS

window of limited duration; and (b) after seeking pre-clearance to avoid trading while in possession of material, non-public information

•	A culture of compliance and ethical behavior is reinforced through our Always Honest® Compliance & Ethics Program, which we instituted more than 20 years ago

Additional information about our corporate governance practices is provided in the “Board of Directors and Corporate Governance” section of this proxy statement.

II. PAY FOR PERFORMANCE PHILOSOPHY

Viad employs a pay for performance compensation philosophy through the use of compensation components that motivate achievement of performance goals designed to enhance shareholder value, which aligns the financial interests of our NEOs, key management and other executive officers with the long-term financial interests of our shareholders.  Consistent with that philosophy, Viad’s compensation program is designed to accomplish the following core objectives:

•

Encourage Shareholder Value Creation.  Our program is designed to motivate executives and key employees to strive to achieve Viad’s long-term and short-term operating and financial goals, thereby enhancing shareholder value

•

Attract and Retain Top Executives.  We believe that it is critical to the Company’s success to attract, retain and engage the best executive talent.  A strong and stable management team is better-positioned to provide effective leadership consistent with long-term shareholder interests

•

Promote Accountability and Strategic Decision-Making.  Our program encourages NEOs to consider the inherent risk of short-term decisions that may impact the future performance of Viad.  Through our program, the NEOs, other executive officers and key employees participate in the risks and rewards of ownership of Viad’s common stock

•

Promote Balanced Risk-Taking and Ethical Behavior.  Integrity is a core value of our Company and is reinforced through our policies and programs, including our executive compensation program, which includes clawback provisions for short-term and long-term incentive compensation awards that are triggered if the NEO engages in conduct detrimental to Viad’s interests or contrary to Viad’s ethical standards.  We believe that these measures promote balanced risk-taking and ethical behavior within our Company, which ultimately protect shareholder value

III. DECISION-MAKING PROCESS

The Committee reviews and approves Viad’s executive compensation program and the compensation levels for the NEOs and other executive officers.  While the CEO makes a recommendation to the Committee on the compensation of other executive officers, the Committee has sole responsibility with respect to the CEO and other executive officers to approve:

•	the annual base salary level
•	the short-term (annual) incentive opportunity level, performance goals, achievement of performance targets and payment of incentive awards

Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS	33

•	the long-term incentive opportunity level, performance goals, grant of awards and achievement of performance targets and payment of incentive awards
•	any special or supplemental benefits

The salary, equity and incentive compensation of the CEO is approved by the Committee and is subject to ratification by all other independent members of the Board.

The Committee also has sole authority to retain and terminate any compensation consultant used to assist in the evaluation of the compensation of the CEO, the NEOs and other executive officers.

Total compensation is reviewed by the Committee at its regularly scheduled meeting in February.  Merit adjustments, if any, to annual base salary are effective April 1 of each year.  Awards earned under the short-term (annual) incentive plan (for the prior year) and long-term performance plans are generally also approved at the February meeting of the Committee.  Once achievement of financial targets established for the prior year is determined, the payment of incentive awards, if earned, is not made until the Company’s books have been officially closed for the prior fiscal year and Viad’s financial statements have been filed with the SEC.  Long-term incentive compensation awards for 2015 (as discussed in the CD&A subsection “Long-Term Incentives”) were granted at the February 2015 meeting of the Committee, and performance goals and targets for the 2015 incentive plans were determined at the March 2015 meeting of the Committee.

INDEPENDENT COMPENSATION CONSULTANT

The Committee has sole authority to retain, terminate and approve the fees of its compensation consultant. The Committee engaged Pearl Meyer & Partners (“PM&P”), a national independent consulting firm, to serve as the Committee’s independent compensation consultant in 2015.

In its role as the Committee’s independent advisor in 2015, PM&P regularly attended Committee meetings and advised on matters including compensation program design, benchmarking compensation and relative pay for performance. PM&P also provided market data, analysis and advice regarding compensation of our NEOs and other executive officers.  PM&P has not provided any services to the Company other than executive compensation consulting services provided to the Committee.

BENCHMARKING AND RESOURCES

In connection with Viad’s consideration of its overall compensation program for the NEOs and other executive officers, PM&P provided services and advice on executive compensation matters.  In determining 2015 competitive executive pay, PM&P provided pay data, including base salary, short-term incentives, long-term incentives and total compensation values, from proxy statements of the comparator group companies (as discussed in the CD&A section “Compensation Comparator Group”) and published compensation surveys.  The Committee determined appropriate levels of compensation for each NEO after considering the competitive data and a number of other factors, including an assessment of individual performance, experience and special expertise related to the responsibilities of an executive officer, Viad’s operating and financial results, the extent to which Viad’s financial and operating goals were achieved in the prior year and advice from PM&P.

Based on the information reviewed by the Committee in consultation with PM&P, Viad’s 2015 pay practices were aligned with our stated pay philosophy of targeting the 50th percentile as well as with general industry best practices with respect to both plan design and administration.

34	Viad Corp |COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION COMPARATOR GROUP

We do not have a “peer” group that accurately reflects the nature of our core businesses because of our unique and diverse mix of businesses (from marketing and event services to travel and recreation services).  However, due to shareholder feedback, the Committee adopted a comparator group for purposes of benchmarking executive compensation.  The comparator group was used by the Committee in its decision-making process for the 2015 executive compensation program. The group included 12 companies whose businesses are generally aligned with Viad’s businesses, as discussed further below.  The comparator group companies for 2015 were as follows:

2015 Comparator Group (with ticker symbol)
Cedar Fair, L.P. (FUN)	Life Time Fitness, Inc. (LTM)
Deluxe Corporation (DLX)	Ryman Hospitality Properties, Inc.* (RHP)
Ennis, Inc. (EBF)	SP Plus Corporation (SP)**
G&K Services, Inc. (GK)	Sykes Enterprises, Incorporated (SYKE)
Healthcare Services Group, Inc. (HCSG)	TEAM, Inc. (TISI)
Isle of Capri Casinos, Inc. (ISLE)	Vail Resorts, Inc. (MTN)

______________________________________

*	Formerly Gaylord Entertainment Company
**	Formerly Standard Parking Corporation

The companies within the comparator group were selected based on the following criteria:

•

Business Diversity. The comparator group includes leisure and hospitality services companies and business-to-business services companies (including, among others, diversified support services, offices services and commercial printing services) so that both elements of Viad’s business operations are represented

•	Comparable Revenues. All companies had revenues between approximately 0.5 times and 1.5 times Viad’s revenue, and the median revenue for the comparator group approximated Viad’s revenue
•	Market Capitalization. The range of market capitalization for the comparator group companies was within 0.6 times and 6 times Viad’s market capitalization

For purposes of benchmarking 2016 executive compensation, the Committee removed Life Time Fitness, Inc. from the comparator group because it was delisted from the New York Stock Exchange on June 26, 2015.  Although the Committee would prefer to keep the comparator group the same from year to year, the Committee believes that adjustments to remove privately-held companies are warranted so that our shareholders can use publicly available data to perform internal compensation benchmarking analyses on Viad’s compensation program.  Viad’s 2016 comparator group is otherwise the same as its 2015 comparator group.

Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS	35

IV. COMPONENTS OF COMPENSATION

The compensation components of the 2015 executive compensation program, as well as the type of compensation and the objectives of the compensation, are included in the table below:

COMPONENT	TYPE	OBJECTIVES
Base Salary	Fixed	● Attract and retain executives ● Compensate executive for level of responsibility and experience
Short-Term (Annual) Incentives	Variable	● Reward achievement of the Company’s annual financial and operational goals ● Promote accountability and strategic decision-making
Long-Term Incentives	Variable

●  Align management and shareholder goals by linking management compensation to share price over extended period

●  Encourage long-term, strategic decision-making

●  Reward achievement of long-term company performance goals

●  Promote accountability

●  Retain key executives

Perquisites and Other Personal Benefits	Fixed	● Foster the health and well-being of executives ● Attract and retain executives
Retirement Income and Savings Plans	Fixed	● Retain key executives ● Reward employee loyalty and long-term service
Post-Termination Compensation and Benefits	Fixed	● Attract and retain executives ● Promote continuity in management ● Promote equitable separations between the Company and its executives

MIX OF PAY

The Committee and management created a mix of compensation components, consistent with Viad’s executive compensation philosophy, to deliver the NEOs’ 2015 targeted total compensation.

The table below shows the 2015 mix of compensation components for the NEOs:

Components of 2015 Compensation As a Percentage (%) of Targeted Total Direct Compensation

Name	Base Salary (%)	Targeted Short-Term (Annual) Incentives (%)	Targeted Long-Term Incentives[1] (%)
Steven W. Moster	31	25	44
Ellen M. Ingersoll	36	21	43
David W. Barry	40	20	40
Deborah J. DePaoli	43	23	34
Thomas M. Kuczynski	48	24	28

________________________________

[1]	The percentage calculation for this column is based on the grant date estimated future payouts for long-term incentives.

Viad’s executive compensation program, including this mix of pay, is designed to enhance shareholder value and mitigate the potential for excessive risk-taking by NEOs in managing Viad’s businesses.  Some of the program’s features that serve these two purposes are:

•	Components of compensation are balanced. The mix of pay for NEOs is not overly-weighted toward either short-term incentive or long-term incentive compensation

36	Viad Corp |COMPENSATION DISCUSSION AND ANALYSIS

•	Targets are reasonable and value-driven. The Committee sets performance goals and targets designed with the intent that achievement will result in enhancement to shareholder value
•

Long-term awards promote shareholder interests.  The ultimate value of each NEO’s long-term incentive award depends upon the value of Viad’s stock at the time of vesting (or exercise, in the case of stock options), which encourages NEOs to consider the inherent risk of short-term decisions that may impact the future performance of Viad.  As a result, these awards are intended to promote shareholder value creation over a multi-year period

•

Stock ownership guidelines align NEO and shareholder interests.  Viad’s stock ownership guidelines align the financial interests of our directors and NEOs with those of our shareholders (see the CD&A subsection “Stock Ownership Requirements”).  The holding period restriction on vested restricted stock enhances this alignment (see the CD&A subsection “Highlights of Our Compensation Program”)

•

Forfeiture for wrongful actions.  Short-term and long-term incentive compensation is subject to forfeiture and reimbursement (i.e., “clawback”) provisions relating to conduct which may be detrimental to Viad (see the CD&A subsection “Clawback Provisions for Detrimental Conduct”)

Each component of the 2015 total compensation of the NEOs is discussed below.

BASE SALARY

The base salary component helps achieve the objectives outlined above by attracting and retaining strong talent.  Base salaries represent a fixed portion of the executive compensation package and are determined based on the factors discussed in the CD&A subsection “Benchmarking and Resources.”  The Company awards merit increases based on performance and other factors, including current base pay relative to the Company’s comparator group and other competitive market data used for benchmarking purposes.

In 2015, almost all perquisites were eliminated from the Company’s compensation program.  Ms. Ingersoll, Ms. DePaoli and Mr. Kuczynski received a one-time increase to their base salary in connection with the permanent elimination of those perquisites.  Additional information on perquisites and other personal benefits provided to the NEOs in 2015 can be found in the “Perquisites and Other Personal Benefits” and “Summary Compensation Table” sections of this proxy statement.

SHORT-TERM (ANNUAL) INCENTIVES

Viad’s Management Incentive Plan (“MIP”) is an annual, cash-based, pay for performance incentive program.  The MIP is designed to motivate and reward contributions to Viad’s performance during the year by making a significant portion of cash compensation variable and dependent upon achievement of Viad’s annual targets for performance goals.  The performance goals and the targets for those performance goals are established by the Committee at the beginning of each year.  Short-term incentive cash payouts reflect the extent to which annual targets for performance goals are met or exceeded.

Targets for performance goals are set with the intent that achievement will ultimately result in enhancement to shareholder value.  When determining the targets, the Committee considers past financial performance of Viad and its operating companies and its internal estimates of the current-year planned financial performance.  Established growth trends, or improved profitability and operating efficiencies, which are based on economic and

Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS	37

business conditions specific to Viad’s businesses, are the gauge by which meaningful targets are set and executive performance is measured.

The Committee uses three performance levels when setting MIP targets: Threshold, Target and Maximum.  The performance levels are set relative to the prior fiscal year’s actual results and current fiscal year projections.  The Committee expects the Company to achieve or exceed the Target level of performance, which is intended to be a stretch target.  The Threshold performance level is the minimum performance level required for any MIP payout, while the Maximum level of performance is set at a high level of performance that requires significant efforts and exceptional execution to achieve.

The 2015 performance goals for short-term incentive compensation were chosen because each of the goals strongly aligned with the overall business objectives of Viad for the year.  The 2015 goals included:

2015 Short-Term Incentive (MIP)
Performance Goals	Weighting
Operating Income	60%
Revenue	10%
Operating Margin	30%

The Committee believes the Company’s Operating Income and Operating Margin reflect a number of important competitive and business elements, including cost discipline, market share and product mix, and are therefore significant barometers of our overall performance.  The performance goals of Operating Income and Operating Margin are also tied to achievement of Return on Invested Capital (“ROIC”) objectives.  Revenue growth aligns well with market share and growth objectives within both Viad’s Marketing & Events and Travel & Recreation Groups.

Operating Income serves as a performance “gate” for any payout under the MIP, such that no payout for the Revenue or Operating Margin goals can be earned unless the Operating Income goal is achieved at or above Threshold.  For 2015, achievement by the NEOs at Threshold pays out at 50% of the performance goal’s weight.  Achievement at Target pays out at 100% of the performance goal’s weight.  Achievement at Maximum pays out at 175% (the maximum achievement level) of the performance goal’s weight.  Actual results are prorated based on where they fall along the continuum from the Threshold amount through the Target amount, and from the Target amount through the Maximum amount.

The Committee does not award a discretionary cash bonus to any NEO in circumstances where performance goals under the short-term incentive plan are not met at Threshold or better.  In the case of NEOs, the Committee may apply negative discretion to decrease the actual awards based on Company and individual performance, but may not apply discretion to increase actual awards beyond what is earned.

38	Viad Corp |COMPENSATION DISCUSSION AND ANALYSIS

For 2015, annual incentives were paid to Mr. Moster, Ms. Ingersoll, Ms. DePaoli and Mr. Kuczynski because 2015 performance goals of Viad Consolidated were met at 118.6% of Target, and to Mr. Barry because 2015 performance goals of the Travel & Recreation Group were met at 118.4% of Target.

2015 Short-Term Incentive Performance Goals, Weighting and Targets[1]
			Targeted Achievement Levels
	Performance Goal[2]	Weight	Threshold	Target	Maximum	Actual Results
Viad Consolidated	Operating Income	60%	$38,000	$44,500	$54,300	$46,908
	Revenue	10%	$1,042,700	$1,069,500	$1,109,800	$1,092,596
	Operating Margin	30%	3.6%	4.2%	4.9%	4.3%

Travel & Recreation	Operating Income	60%	$27,600	$28,900	$30,900	$29,160
	Revenue	10%	$121,200	$124,300	$129,000	$116,095
	Operating Margin	30%	22.8%	23.3%	24.0%	25.1%

________________________________

[1]

All dollar amounts are shown in thousands (000) of U.S. dollars ($) unless indicated as a percentage (%).  For purposes of evaluating achievement, the financial results were translated to U.S. dollars at fixed exchange rates of: Canadian dollar (0.82 to 1), British pound (1.50 to 1) and Euro (1.14 to 1).

[2]

Operating Income for Viad Consolidated is equal to segment operating income less unallocated corporate expenses. The performance goals of Operating Income and Operating Margin exclude specific items which are carved out at the beginning of the year, certain items that are of a non-operating nature and other items that management does not want to incent.  These items include restructuring and restructuring-related charges, certain acquisition transaction-related expenses and certain other specified items.

The formula for calculating an award under Viad’s short-term incentive program is as follows:

(Annual Base Salary Earnings)  x  (Target Percentage)  x  (Company Achievement)

For 2015, Target short-term incentive percentages for the NEOs ranged from 50% to 80% of the NEO’s annual base salary earnings.

Name	Threshold[1] (%)	Target (%)	Maximum[2] (%)	Actual (%)
Steven W. Moster	24.0	80.0	140.0	94.9
Ellen M. Ingersoll	18.0	60.0	105.0	71.2
David W. Barry	15.0	50.0	87.5	59.2
Deborah J. DePaoli	16.5	55.0	96.3	65.2
Thomas M. Kuczynski	15.0	50.0	87.5	59.3

_______________________________________

[1]

Operating Income serves as a performance “gate” for any payout under the MIP, such that no payout for the Revenue or Operating Margin goals can be earned unless the Operating Income goal is achieved at or above Threshold.  Achievement at Threshold pays out at 50% of a performance goal’s weight.  The performance goal weight of Operating Income in 2015 was 60%.  The “Threshold” column in the table above reflects the NEO’s Target level (as reflected in the “Target” column above) multiplied by 30%, which reflects Company achievement of Operating Income at the Threshold level and is calculated as follows:  (Threshold amount of 50%)  x  (Operating Income performance goal weight of 60%) = 30%.  For example, Mr. Moster’s Threshold achievement percentage above was calculated as follows: (Threshold amount of 50%) x (Operating Income performance goal weight of 60%) x (Mr. Moster’s Target achievement percentage of 80%) = 24.0%.

Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS	39

[2]	The “Maximum” column in the table above reflects the NEO’s Target level times the company achievement factor at the maximum level of 175%.

LONG-TERM INCENTIVES

The type and value of the overall mix of long-term incentive grants in 2015 are provided in the table below:

Type	Brief Description	Long-Term Incentive Mix
Performance Units	● 3-year performance period ● Payable in cash based on 10-day trading average of Viad common stock ● Relative TSR, EBITDA and ROIC performance goals ● Subject to clawback provisions	CEO: 100% All Other NEOs: 70%

Restricted Stock	● 3-year vesting period ● Subject to clawback provisions	CEO: 0% All Other NEOs: 30%

In 2012, in response to shareholder feedback, the Committee began taking measures to increase the performance-based component of Viad’s long-term incentive compensation program for Viad’s NEOs and other executive officers.  The Committee believes these changes were needed to increase the emphasis on total pay for performance in the context of Viad’s overall pay philosophy.  The table below compares the mix of long-term incentive awards under the 2012 and 2015 compensation programs, and highlights the Committee’s efforts to promote a stronger pay-for-performance model:

Long-Term Incentive Mix
	2012	2015
CEO
% Performance Units	60%	100%
% Restricted Stock	40%	—%

All Other NEOs
% Performance Units	60%	70%
% Restricted Stock (or Units)	40%	30%

The mix of performance units and restricted stock places a heavy emphasis on the financial performance of the Company, and provides incentives for executives to enhance shareholder value over a multi-year period because the ultimate value of each executive’s grant will depend upon the value of Viad’s stock at the time of vesting or payout.  This mix also provides an effective retention tool for executives, as each has a three-year vesting or performance period.

PERFORMANCE UNITS

The Performance Unit Incentive Plan (“PUP”) is designed to focus participants on the long-term interests of our shareholders by tying the value of performance units to both Relative TSR during a three-year performance period and to achievement of financial measures that are key factors in increasing shareholder value.  Targets for performance goals are set by the Committee during the first quarter of each three-year performance period.  Targets are set such that achievement should ultimately result in enhanced shareholder value.

Performance unit awards under our current program are measured by three factors which the Committee believes promotes Viad’s pay for performance philosophy: (1) Relative TSR, which bears a direct link to shareholder value;

40	Viad Corp |COMPENSATION DISCUSSION AND ANALYSIS

(2) EBITDA, which rewards NEOs for increased cash flow, improved profitability and operating efficiencies; and (3) ROIC, which encourages strong returns on invested capital in excess of Viad’s cost of capital.

The Russell 2000 Index is used for purposes of measuring Relative TSR.  The Committee believes the Russell 2000 Index provides an appropriate benchmark to measure how our stock price is performing relative to the stock prices of companies in the same stock market index and with similar market capitalizations.

The 2015 performance goals and weighting for long-term incentive compensation are provided in the table below:

Long-Term Incentive Compensation Grants: PUP
Performance Goals	Weighting
Relative TSR[1]	30%
EBITDA[2]	35%
ROIC[3]	35%

_______________________________________

[1]

Relative TSR is a goal measured by Viad’s performance relative to other constituents of the Russell 2000 Index.  For the performance units awarded in 2015, Relative TSR is based on: (a) the average closing stock price during the 20 trading days prior to and including December 31, 2014 (“Initial Stock Price”); (b) dividends paid between January 1, 2015 and December 31, 2017, calculated on a per share basis using the ex-dividend date with respect to each such dividend (“Dividends Paid”); and (c) the average closing stock price during the 20 trading days prior to and including December 31, 2017 (“Ending Stock Price”).  Relative TSR is calculated as follows: (Ending Stock Price + Dividends Paid)/Initial Stock Price.

[2]

EBITDA is a non-GAAP measure and means earnings from continuing operations before interest expense and interest income, income taxes, depreciation, amortization, restructuring charges, impairment losses and recoveries and income attributable to non-controlling interest.  EBITDA contributions from businesses acquired during the measurement period shall only be included in the calculation of EBITDA if the EBITDA performance goal is otherwise attained at or above the Target level.  However, in no case shall EBITDA from acquisitions be included during their first year of ownership by Viad. This treatment of acquisitions is intended to balance management’s focus between delivering strong organic results and driving growth through acquisition.

[3]

ROIC means return on invested capital, and is defined as EBITA/Average Capital.  “EBITA” is defined as EBITDA minus depreciation expense, plus rent expense (excluding short-term rent expense that is recognized in cost of sales), minus implied depreciation expense on capitalized operating leases.  “Average Capital” is defined as the average of the beginning and end of year balances for the following assets and liabilities: accounts receivable; inventory; accounts payable; accrued compensation; customer advances; net PP&E and capitalized operating leases; and intangibles arising from acquisitions completed after the MoneyGram spin-off on June 30, 2004.  The EBITA and Average Capital from businesses acquired during the measurement period shall be excluded from measurement of the ROIC performance goal.  This treatment of acquisitions is intended to avoid a possible disincentive for acquiring businesses that will generate strong returns over the long-term but put temporary downward pressure on the Company’s ROIC in the short-term.  The Committee believes that the combination of the TSR performance goal and the EBITDA performance goal provide strong alignment with shareholder returns and encourage management to be strong stewards of shareholder capital.

The performance unit goals and weighting in our PUP awards illustrate the Committee’s continuous effort to align NEO pay with measures that are important to our shareholders.  The Committee has adopted transparent, uniform goals and weighting for performance unit awards that promote Viad’s business strategy and strengthen the link between NEO performance and shareholder value.  The performance unit goals of EBITDA and ROIC directly advance our strategic growth objectives by strengthening the link between NEO compensation and profitable top-line growth, increased operating efficiencies and achieving synergies from newly-acquired businesses.  Relative TSR, which was added as a performance unit goal in 2014 for the 2014-2016 performance period, directly aligns

Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS	41

NEO compensation with our stock price performance relative to companies in the same stock market index.  The Committee believes that the performance goals of EBITDA, ROIC and Relative TSR play a critical role in fostering our strategic initiatives to accelerate the growth of both business groups and enhance value for our shareholders.

Achievement and Payout

The formula for calculating a NEO’s performance unit award is as follows:

(Number of units)  x  (Unit value*)  x  (Achievement Factor)

_______________________________________

*

Unit value is determined using the average price of Viad’s common stock during the 10-day trading period beginning on the day following the public announcement of Viad’s year-end financial results for the final year of the performance period.

The achievement factor ranges from 0% to 200% of the value of the performance units based on actual achievement.

The Relative TSR performance goal is subject to adjustment as follows:

Relative TSR Performance - Russell 2000 Index	Achievement Percentage of the Relative TSR Performance Goal
90th percentile or above	200%
75th percentile	150%
50th percentile	100%
25th percentile	50%
Below 25th percentile	0%

Performance unit awards for the 2015-2017 performance period are paid in cash and are earned based on the degree of achievement of the targets during the performance period.  The Committee believes the three-year cliff vesting feature of the performance units will motivate executives to make long-term decisions during the 2015-2017 performance period that will be beneficial to shareholders and Viad. If earned, the performance cycle for performance unit awards made in 2015 is for the three-year performance period beginning in January 2015 and ending in December 2017.  Performance units earned by NEOs for the 2015-2017 performance period will be paid in 2018.  As discussed in the CD&A subsection “Highlights of Our Compensation Program,” beginning with the 2016-2018 performance period, 70% of our CEO’s performance units will be paid out in Viad common stock, rather than cash.  The Committee believes that such a change more closely aligns our CEO’s compensation with the performance of our stock and the interests of our shareholders.

42	Viad Corp |COMPENSATION DISCUSSION AND ANALYSIS

Performance Unit Award Payouts: 2012-2014

Performance unit award payouts for the 2012-2014 performance period were paid out in 2015.  A payout was made to Mr. Moster, who was President of the Marketing & Events Group for the entire performance period, because the performance period goals of the Marketing & Events Group were met at the 81.0% achievement level.  A payout was made to Mr. Kuczynski, Ms. DePaoli and Ms. Ingersoll because the performance period goals of Viad Consolidated were met at the 84.2% achievement level.  The table below shows the performance unit awards paid out to the NEOs in 2015, except for Mr. Barry, who was hired in June 2015 and was therefore not eligible for a performance unit payout, along with the performance goals and targets, the weighting of each performance goal as a percentage of the total award and the achievement levels for each performance goal for the 2012-2014 performance period:

2012 - 2014 PUP Performance Goals, Weighting and Targets

			Targeted Achievement Levels[1]			Actual Results
	Performance Goal	Weight	Threshold ($)	Target ($)	Maximum ($)	Amount ($)	Weight[4]
Viad Consolidated	Operating Income[2]	60%	34,633	40,800	48,867	42,683	74.0%
	AOCF[3]	30%	62,500	68,700	76,667	59,565	0.0%
	Revenue	10%	971,367	1,010,667	1,062,800	1,011,823	10.2%
							84.2%

Marketing & Events Group	Operating Income[2]	40%	16,600	20,733	26,233	22,998	56.5%
	AOCF[3]	30%	38,433	42,567	48,000	29,942	0.0%
	Revenue	10%	853,500	885,967	928,500	887,495	10.4%
	Invested Capital	20%	(20,000)	(26,000)	(35,000)	(23,467)	14.1%
							81.0%

________________________________

[1]

Targeted achievement levels are based on a three-year average.  All dollar amounts are shown in thousands (000).  Achievement at Threshold pays out at 50% of the performance goal's weighting.  Achievement at Target pays out at 100% of the performance goal's weighting.  Achievement at Maximum pays out at 200% (the maximum achievement level) of the performance goal's weighting.

[2]	“Operating Income” is net of corporate expenses.
[3]	“AOCF" is an abbreviation for Adjusted Operating Cash Flow, and is defined as operating cash flow plus restructuring and tax payments, minus tax refunds.
[4]	Actual results are prorated based on where they fall along the continuum from the Threshold amount to the Target amount and from the Target amount through the Maximum amount. See also Note 1 above.

Degree of Rigor – Performance Unit Awards

The degree of rigor for achievement and payouts of the Company’s performance unit awards can be seen by looking at historical results.  The table below provides the actual achievement from performance-based long-term incentives over the three most recently completed performance periods.  As illustrated by the table below, the Company’s performance unit awards are at-risk compensation awards whose actual payouts can, and often do, vary considerably from year to year.  The variation in achievement is consistent with the Human Resource

Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS	43

Committee's primary objective of tying variable, incentive compensation to the Company’s long-term financial performance:

HISTORICAL PUP ACHIEVEMENT (% OF TARGET)*

______________________

*

Mr. Barry, who is the only NEO whose performance unit awards are based on the performance of the Travel & Recreation Group, was hired after the units for the performance periods in the table above had been granted.

**	The performance thresholds for Viad Consolidated and the Marketing & Events Group were not met for the 2013-2015 performance period.

The above data supports the Committee’s belief that the Company’s performance-based long-term incentive awards are rigorous enough to promote top-level performance.  The average PUP achievement levels across the 2011-2013 and 2012-2014 performance periods were 106% of target for Viad Consolidated, 75% of target for the Marketing & Events Group and 87% of target for the Travel & Recreation Group, with an average payout at an 89% achievement level for all three groups.  No payments were made to any eligible NEOs in 2016 for the 2013-2015 performance period, as performance thresholds for this period were not met.  The performance goals for PUP were designed to be stretch goals that are difficult to achieve and require a high level of performance, and the historical PUP achievement and payouts have proven to be consistent with that purpose.

TIME-VESTED RESTRICTED STOCK (OR UNITS)

Except for the CEO, whose long-term incentive award consisted entirely of performance units, restricted stock awards were granted in 2015 to the NEOs and other executives who have a significant impact on Viad’s operational and financial goals.

The restricted stock awards promote shareholder interests and our pay for performance philosophy.  Restricted stock (or units) will not vest until three years after the date of grant, and the holding period will continue for 2014 grants and thereafter unless and until the Company’s stock ownership guidelines are met.

Recipients of restricted stock may vote the underlying shares and will receive dividends during the restriction period.  The restricted stock units do not have voting rights, but do provide for dividend equivalents.  Receipt of

44	Viad Corp |COMPENSATION DISCUSSION AND ANALYSIS

dividends (or dividend equivalents) and the right to vote shares are important links in aligning management’s interests with those of Viad’s shareholders.

SPECIAL DIVIDENDS AND ADJUSTMENTS TO LONG-TERM INCENTIVES

As part of its ongoing efforts to enhance shareholder value, the Company paid special dividends on its outstanding common stock of $2.50 per share on November 14, 2013 to shareholders of record as of November 7, 2013, and $1.50 per share on February 14, 2014 to shareholders of record as of February 7, 2014.  In accordance with the mandatory provisions of the 2007 Viad Corp Omnibus Incentive Plan and the 1997 Viad Corp Omnibus Incentive Plan, the Committee approved equitable adjustments to outstanding long-term incentive awards of stock options and performance units issued pursuant to those plans in order to prevent the special dividends from diluting the rights of participants under those plans.  The equitable adjustments to the outstanding stock options reduced the exercise price and increased the number of shares of common stock underlying such options.  The equitable adjustments to the performance units reflect the effects of the special dividends, but would be paid only if performance goals are met at the end of the three-year performance period.

PERQUISITES AND OTHER PERSONAL BENEFITS

For 2015, several perquisites to NEOs were eliminated.  Perquisites and other personal benefits are part of each NEO’s total compensation package and are reviewed periodically to ensure external competitiveness.  In connection with its review of perquisites and other personal benefits offered under the 2015 compensation program, the Committee eliminated financial and tax counseling and planning and executive medical reimbursement perquisites for NEOs.  The remaining perquisites offered by the Company to the NEOs include an annual executive physical examination, accidental death and dismemberment and business travel insurance and Company-paid parking, and Mr. Moster also continues to use a Company-leased automobile and will receive an annual social club allowance.

The Committee believes that the few remaining NEO perquisites, each valued between $2,500 and $5,000 per NEO, other than our CEO’s personal use of a Company car (valued at approximately $10,000), provide value to the Company.  Consistent with Company policy, we do not make any tax gross-up payments for any NEO perquisites or personal benefits.  Additional information on perquisites and other personal benefits provided to the NEOs in 2015 is discussed in the “Summary Compensation Table” section of this proxy statement.

POST-EMPLOYMENT COMPENSATION

Certain termination events will trigger post-employment payments and benefits for the NEOs, including retirement, change in control severance, termination for cause, involuntary termination not for cause, death or disability.  These are discussed under the “Potential Payment Upon Employment Termination or Change in Control” section of this proxy statement.  Post-termination compensation provides for either short-term (termination or change in control) or long-term (retirement) security to the Company’s executive officers in the event their employment with the Company ends.  In the event of involuntary termination, post-termination compensation is intended to provide an interim financial resource to the executive during the transition from employment with Viad.

RETIREMENT INCOME AND SAVINGS PLANS

In connection with the spin-off of MoneyGram in 2004, MoneyGram became solely responsible for paying annual retirement benefits to all executives who are participants in the SERP and the MoneyGram Pension Plan.  As of the

Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS	45

spin-off date, MoneyGram assumed all liability for pension benefits for Company employees participating in the MoneyGram Pension Plan and the SERP, including our CFO.  In addition to the retirement benefits paid by MoneyGram under the SERP and the MoneyGram Pension Plan, our CFO also receives retirement benefits from the Company under the Defined Contribution Plan, which the Company established in 2013 to replace the annual payment of lump-sum cash awards, including tax gross-ups, previously made to certain participants of the SERP.  The lump-sum awards were instituted in 2005 in connection with the Company’s spin-off of MoneyGram in 2004, at which time the credited service benefits for the SERP’s participants were frozen, and were made solely in lieu of the Company accruing pension benefits for our CFO and other participants of the SERP.  Except for our CFO, none of the NEOs participate in the SERP, the Defined Contribution Plan or the MoneyGram Pension Plan.

All eligible U.S. employees may participate in the Viad Corp Capital Accumulation Plan (the “401(k) Plan”).  In addition, the U.S. NEOs are eligible to participate in the Viad Corp Supplemental 401(k) Plan, which provides for additional employee contributions over the annual limits set by the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) for the 401(k) Plan, plus matching contributions by Viad based on the same percentage as the 401(k) Plan.

The change in the value of the pension plans during 2015 is included in the “Summary Compensation Table” section of this proxy statement.  Please refer to the “Pension Benefit Table” and the “Potential Payment Upon Employment Termination or Change in Control” sections of this proxy statement for further discussion of retirement benefits.

POST-TERMINATION COMPENSATION AND BENEFITS

Change In Control Severance

Under Viad’s previous Executive Severance Plan (Tier I) (the “Grandfathered Plan”), a participating NEO is eligible for severance benefits if the NEO’s employment is terminated by Viad without cause or by the NEO for good reason (as those terms are defined in the plan) within 36 months after a change in control of Viad, or by the NEO for any reason (other than for good reason, death, disability or retirement) during a 30-day window period beginning on the first anniversary of a change in control of Viad.  The Company instituted a three-year phase-out of the tax gross-up provisions and modified single-trigger provisions in the Grandfathered Plan that will make these provisions null and void as of February 26, 2017.  Mr. Moster, Ms. Ingersoll, Ms. DePaoli and Mr. Kuczynski, all of whom were hired prior to 2013, are covered by the Grandfathered Plan.

In 2013, the Company adopted a new Executive Severance Plan (Tier I) for all NEOs hired in 2013 and thereafter (the “2013 Severance Plan”). The 2013 Severance Plan does not contain a “modified single-trigger” provision or allow excise tax gross-ups in the event of a change in control.  Mr. Barry, who was hired in June 2015, is covered by the 2013 Severance Plan.

The purpose of the Company’s executive severance plan is to ensure, in the event of a possible change in control of Viad, that NEOs will be available (without concern for their personal financial situations) to perform their regular duties and to advise management and the Board as to whether the change in control proposal would be in the best interests of Viad and its shareholders, to assist in the change in control implementation and transition and to perform other appropriate actions.  Severance benefits also provide an economic means for NEOs to transition from Viad employment.  Participants in these plans are designated by the CEO and approved by the Committee.  Upon a change in control, Viad’s annual and long-term incentive plans also provide for accelerated vesting of

46	Viad Corp |COMPENSATION DISCUSSION AND ANALYSIS

equity awards and payment of annual incentive and performance units, as discussed in the “Potential Payment Upon Employment Termination or Change in Control” section of this proxy statement.

Severance Agreements

Mr. Moster and Mr. Barry each have a Severance Agreement (No Change in Control) providing for a post-termination severance payment in the event of the termination of employment by Viad for any reason other than for cause, or upon a voluntary termination of employment by the executive for “good reason.”  The severance agreements are further discussed in the “Potential Payment Upon Employment Termination or Change in Control” section of this proxy statement.

EMPLOYMENT AGREEMENT

No NEO is a party to any employment agreement with the Company.

V. OTHER ASPECTS OF OUR COMPENSATION PROGRAM

CLAWBACK PROVISIONS FOR DETRIMENTAL CONDUCT

In order to protect Viad and its operating companies and to help ensure the long-term success of the business, annual and long-term incentive compensation are subject to forfeiture and reimbursement (i.e., “clawback”) provisions relating to the following conduct:

•

an officer or employee knowingly participated in misconduct that caused a misstatement of financial statements of Viad or any of its affiliates, or in misconduct which constituted a material violation of Viad’s Code of Ethics or certain other policies

•

an officer or employee was aware of and failed to report another officer or employee who was participating in misconduct that caused or could cause a misstatement of financial statements of Viad or any of its affiliates, or in misconduct which constituted a material violation of Viad’s Code of Ethics or certain other policies

•	an officer or employee acted significantly contrary to the best interests of Viad

The clawback provisions also relate to violations of certain restrictions on competitive activities following employment termination.  In addition, the annual and long-term incentive compensation awards also provide Viad with the right to stop the NEO, through a court-ordered injunction, from working for competitors and soliciting customers and employees following employment termination.  Viad also may seek monetary damages for such activities.

The following incentive compensation is subject to clawback provisions:

•	awards of restricted stock (or units) and performance units granted in the last two years of employment
•	all cash bonuses paid during the last 18 months of employment
•	outstanding vested, but not exercised, stock options
•	any gain (without regard to tax effects) realized from the exercise of an option subject to the clawback provisions

Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS	47

As discussed in the “Highlights of Our Compensation Program” subsection of this CD&A, the Company’s long-term incentive agreements entered into in 2014 and thereafter include clawback provisions applying to certain NEOs and other executive officers terminated in the first year of the vesting period.  Under the clawback provisions, an executive must forfeit any long-term incentive awards covered by those agreements if the executive’s employment is terminated due to retirement, death, disability or termination without cause within 12 months after the grant date.  Long-term incentive awards will vest pro rata if the termination occurs after the 12-month forfeiture period lapses, and the amount of the award will be based on the length of time the executive was employed during the applicable vesting or performance period.  The clawback provisions provide a retention incentive for our executives, and we believe that they provide a more appropriate balance between Viad’s interests and those of its executives.

STOCK OWNERSHIP REQUIREMENTS

The Company’s stock ownership guidelines were adopted to promote alignment between executives and shareholders in order to encourage actions to enhance long-term shareholder value.  The guidelines require executives to own a minimum amount of stock on a direct basis, meaning stock of Viad which is subject to market risk and not simply held under option. The minimum required amount is based on multiples of salary ranging from 1.5 to 5.0 times an executive’s annual salary, depending on salary level, as summarized below:

STOCK OWNERSHIP GUIDELINES
Executives	Ownership Guidelines
CEO	5.0 times base salary
Direct Reports to CEO	3.0 times base salary
Second Level Below CEO	1.5 times base salary

Ms. Ingersoll has exceeded her stock ownership goals.  Mr. Moster, who was hired as our CEO in December 2014, Mr. Barry, who was hired in June 2015, and all other NEOs are working toward achieving their goals.  Effective with the 2014 grant of long-term incentives, the Company places a hold on vested restricted stock earned by each NEO, net of taxes, until the NEO’s total stock ownership meets the Company’s stock ownership guidelines or the NEO is no longer an employee of the Company.

LIMIT ON DEDUCTIBILITY OF CERTAIN COMPENSATION

Section 162(m) of the Internal Revenue Code limits the Company’s deduction for compensation paid to the NEOs to $1 million during the tax year, subject to certain permitted exceptions. The Company intends to structure its compensation arrangements in a manner that would comply with Section 162(m).  Although the Committee plans to evaluate and limit the impact of Section 162(m), it believes that the tax deduction is only one of several relevant considerations in setting compensation.  Accordingly, if it is deemed necessary and in the best interests of the Company to attract and retain executive talent to compete successfully and to motivate such executives to achieve the goals inherent in our business strategy, the Committee may approve compensation to executive officers which exceeds the limits of deductibility.  In this regard, certain portions of compensation paid to the NEOs may not be deductible for federal income tax purposes under Section 162(m).

OPPORTUNITY FOR SHAREHOLDER FEEDBACK

We value feedback from our shareholders about our executive compensation philosophy and program, and welcome shareholders to express their views to the Board in writing.  For more information about shareholder

48	Viad Corp |COMPENSATION DISCUSSION AND ANALYSIS

feedback opportunities, please refer to the “Communication with Board of Directors” section of this proxy statement.

HUMAN RESOURCES COMMITTEE REPORT

The Human Resources Committee of the Board is comprised solely of independent directors.  The Committee oversees design and implementation of an executive compensation strategy intended to enhance the fundamental value of Viad by increasing its earnings, cash flows, market position and financial condition, thereby providing a logical predicate for increases in shareholder value.  The Committee has reviewed and discussed with Viad’s management the Compensation Discussion and Analysis provided in this proxy statement and, based on such review and discussions, recommended to the Board of Directors that such Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in Viad’s 2015 Annual Report on Form 10-K, filed March 11, 2016.

HUMAN RESOURCES COMMITTEE

Edward E. Mace, Chair

Richard H. Dozer

Robert E. Munzenrider

Margaret E. Pederson

Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS	49

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation in 2015 and, where applicable, 2014 and 2013, of our Chief Executive Officer, our Chief Financial Officer, and each of the three other most highly compensated executive officers of Viad in 2015 (collectively, the “named executive officers” or “NEOs”).

The amounts presented below in column (e), “Stock Awards,” and column (f), “Option Awards,” of the Summary Compensation Table do not reflect actual pay, but rather represent the grant date fair value of awards granted to the NEOs and may not reflect the actual value to be realized by each NEO.  Variables that can affect the actual value realized by the NEOs include achievement levels of performance targets, economic and market risks associated with stock and option awards and performance unit valuation based on the market price of Viad’s stock.  For tax purposes, the actual value realized by the NEOs will not be determined until the time of vesting, in the case of restricted stock and performance units, or until option exercise, in the case of option awards.  For all other purposes, the actual value realized by the NEOs will not be determined until sale of the vested or underlying stock.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation[2] ($)	Change in Pension Value and Nonqualified Deferred Comp. Earnings[3] ($)	All Other Compen- sation[4] ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Steven W. Moster[5]	2015	600,000	—	839,645	—	569,300	4	52,360	2,061,309
President and CEO;	2014	427,807	—	1,000,412	—	73,500	—	277,201	1,778,920
President - Marketing & Events Group; President - GES	2013	412,500	—	462,215	—	—	—	116,141	990,856
Ellen M. Ingersoll[6]	2015	403,955	—	489,565	—	287,500	132	248,374	1,429,526
Chief Financial Officer	2014	387,000	—	511,056	—	188,800	55,778	321,192	1,463,826
	2013	384,231	—	462,215	—	85,200	6,448	345,323	1,283,417
David W. Barry[7]	2015	199,231	—	376,320	—	117,900	—	420	693,871
President - Travel & Recreation Group
Deborah J. DePaoli[8]	2015	358,655	—	289,910	—	234,000	19	18,516	901,100
General Counsel and Secretary	2014	339,500		324,142		135,500	—	34,700	833,842
Thomas M. Kuczynski[9]	2015	348,955	—	202,390	—	206,900	26	17,268	775,539
Former Chief Corporate Development	2014	332,000	—	220,038	—	147,200	11	34,970	734,219
& Strategy Officer	2013	329,500	—	202,390	—	67,100	14	52,947	651,951

_______________________________

[1]

Includes a one-time, promotional grant of 23,700 shares of restricted stock to Mr. Moster, effective as of December 3, 2014, pursuant to the 2007 Viad Corp Omnibus Incentive Plan.  The amounts shown under this column (e) reflect the grant date fair value of long-term incentives awarded (other than stock options, the grant date fair value of which is reflected in column (f)) to the named executive officers, including restricted stock and performance units granted in years 2013 through 2015.  The grant date fair value of the performance unit awards granted in 2013, 2014 and 2015 were computed by multiplying (i) the number of units awarded to each NEO, assuming achievement at target level, by (ii) the closing price of the underlying shares on the grant date.  The amounts shown under this column (e) include 2015 performance unit

50	Viad Corp | EXECUTIVE COMPENSATION

awards in the amount of $839,645 for Mr. Moster, $341,875 for Ms. Ingersoll, $263,424 for Mr. Barry, $202,390 for Ms. DePaoli and $142,220 for Mr. Kuczynski; 2014 performance unit awards in the amount of $279,188 for Mr. Moster, $357,266 for Ms. Ingersoll, $227,136 for Ms. DePaoli and $153,790 for Mr. Kuczynski; and 2013 performance unit awards in the amount of $300,850 for Mr. Moster, $300,850 for Ms. Ingersoll, $131,280 for Mr. Kuczynski.  If achievement is at maximum level, the grant date fair values of: the 2015 performance unit awards would be $1,679,290 for Mr. Moster, $683,750 for Ms. Ingersoll, $526,848 for Mr. Barry, $404,780 for Ms. DePaoli and $284,440 for Mr. Kuczynski; the 2014 performance unit awards would be $558,376 for Mr. Moster, $714,532 for Ms. Ingersoll, $454,272 for Ms. DePaoli and $307,580 for Mr. Kuczynski; and the 2013 performance unit awards would be $601,700 for Mr. Moster, $601,700 for Ms. Ingersoll and  $262,560 for Mr. Kuczynski.  Assumptions made in the valuation of stock awards under this column (e) are discussed in Viad’s 2015 Annual Report on Form 10-K, filed March 11, 2016, in Notes 1 and 2 of Notes to Consolidated Financial Statements, and are incorporated herein by reference.

[2]

The amounts shown under this column (g) represent incentive cash awards under the Management Incentive Plan for 2013, 2014 and 2015 pursuant to the 2007 Viad Corp Omnibus Incentive Plan, each of which was paid in March of the following year.  The 2015 performance targets are discussed in the “Compensation Discussion and Analysis” section of this proxy statement.

[3]

The amounts shown under this column (h) represent the year-over-year pension value change in the actuarial present value of the Viad Corp Supplemental Pension Plan (the “SERP”) and the Viad Corp Retirement Income Plan (the “MoneyGram Pension Plan”), as well as above-market earnings on the Viad Corp Defined Contribution Supplemental Executive Retirement Plan (the “Defined Contribution Plan”), which is described in greater detail in the “Non-Qualified Deferred Compensation Table” section of this proxy statement, and the Viad Corp Supplemental 401(k) Plan (the “Supplemental 401(k) Plan”).  In connection with the spin-off of MoneyGram on June 30, 2004, liabilities associated with the SERP and MoneyGram Pension Plan obligations were assumed entirely by MoneyGram.  The term “above-market earnings” represents an earning rate that exceeds 120% of the applicable federal long-term rate (as prescribed under Section 1274(d) of the Internal Revenue Code).  The year-over-year pension value change for Ms. Ingersoll was $54,451 from 2013 to 2014.  For the Defined Contribution Plan, the above-market earnings for Ms. Ingersoll were $0 for 2015, $1,266 for 2014 and $6,359 for 2013.  For the Supplemental 401(k) Plan, the above-market earnings: in 2015 were $4 for Mr. Moster, $132 for Ms. Ingersoll, $19 for Ms. DePaoli and $26 for Mr. Kuczynski; in 2014 were $61 for Ms. Ingersoll and $11 for Mr. Kuczynski; and in 2013 were $89 for Ms. Ingersoll and $14 for Mr. Kuczynski.

[4]

Except as otherwise expressly stated, the aggregate incremental cost of perquisites is the actual cost incurred by Viad as a result of providing such items.  As discussed in the “Compensation Discussion & Analysis Section” of this proxy statement, in 2015, the Company eliminated all NEO perquisites except that all NEOs will continue to receive annual executive physical examinations, accidental death and dismemberment insurance and Company-paid parking, and the CEO will retain his personal use of a Company-leased automobile and will receive a social club allowance.

[5]

The amount reported under this column (i) for Mr. Moster in 2015 includes: (i) the following perquisites and personal benefits: accidental death and dismemberment insurance; an annual physical examination; office parking; and personal use of a Company-leased automobile; and (ii) the following other compensation: $15,030 for dividends on unvested restricted stock; and $24,000 in matching contributions under the Viad Corp Capital Accumulation Plan (the “401(k) Plan”) and the Supplemental 401(k) plan.  The aggregate incremental cost of Mr. Moster’s personal use of his Company-leased automobile was calculated using a percentage of use methodology, with the amount reported for 2015 being the aggregate value of all automobile lease payments and fuel costs multiplied by the percentage attributable to Mr. Moster’s personal use of the automobile.

[6]

The amount reported under this column (i) for Ms. Ingersoll in 2015 includes $224,486 in defined contribution plan benefits and $16,158 in matching contributions under the 401(k) Plan and the Supplemental 401(k) Plan. The amounts paid to Ms. Ingersoll for defined contribution plan benefits are benefit accruals for the period from January 1, 2015 through December 31, 2015 pursuant to the Defined Contribution Plan.  The accrued benefits under the Defined

Viad Corp | EXECUTIVE COMPENSATION	51

Contribution Plan, which was established by Viad as of January 1, 2013, replace the annual lump-sum cash awards previously paid to Ms. Ingersoll in lieu of the Company accruing benefits for her as a participant of the SERP.  Ms. Ingersoll is the only employee of the Company participating in the Defined Contribution Plan, and the Company does not intend to add any new participants in the future.  The Defined Contribution Plan is described in greater detail in the “Pension Arrangements” and “Non-Qualified Deferred Compensation Table” sections of this proxy statement.

[7]	Mr. Barry took office as President of the Viad Travel & Recreation Group on June 15, 2015.
[8]	The amount reported under this column (i) for Ms. DePaoli in 2015 includes $14,346 in matching contributions under the 401(k) Plan and the Supplemental 401(k) Plan.
[9]

Mr. Kuczynski left the Company on March 22, 2016.  The amount reported under this column (i) for Mr. Kuczynski in 2015 includes $13,958 in matching contributions under the 401(k) Plan and the Supplemental 401(k) Plan.

PENSION ARRANGEMENTS

As discussed in Note 3 to the Summary Compensation Table and in the CD&A section of this proxy statement, MoneyGram is solely responsible for paying annual retirement benefits to our CFO under the SERP and the MoneyGram Pension Plan pursuant to its agreement to assume such liabilities after MoneyGram’s spin-off from Viad in 2004.   MoneyGram assumed all liability for pension benefits for Company employees participating in the MoneyGram Pension Plan.  MoneyGram assumed all liability for the SERP as of the spin-off date including, for our CFO as well as other participants, any benefit increases based on final average earnings and covered compensation as of the date of termination of employment with the Company and its subsidiaries.

Our CFO also receives retirement benefits from the Company under the Defined Contribution Plan, which the Company established in 2013 to replace the annual payment of lump-sum cash awards, including tax gross-ups, previously made to her.  The lump-sum awards were instituted in 2005 in connection with the Company’s spin-off of MoneyGram in 2004, at which time the credited service benefits for the SERP’s participants were frozen, and were made solely in lieu of the Company accruing pension benefits for our CFO as a participant of the SERP.

Our CFO is the only participant in the Defined Contribution Plan.  Our CEO does not participate in the Defined Contribution Plan, and the Company does not intend to add any new participants in the future.  Since 2004, the Company has not added any new participants to its legacy pension plans, including the SERP and the MoneyGram Pension Plan, and does not intend to add any new participants in the future.

EMPLOYMENT AGREEMENT

The Company is not a party to any employment agreement with any NEOs.

52	Viad Corp | EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS TABLE

The table below supplements the disclosure in the Summary Compensation Table on plan-based awards. The table provides, by grant date, the estimated future payouts for awards granted in 2015 under equity incentive and non-equity incentive plans, and the number of shares or units underlying awards granted in 2015 that have been paid out.  All awards in 2015 were granted pursuant to the 2007 Viad Corp Omnibus Incentive Plan.  For a description of all other material terms of the awards described in the table below, please refer to the “Short-Term (Annual) Incentives” and “Long-Term Incentives” subsections of the “Compensation Discussion and Analysis” section of this proxy statement.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[3]			Estimated Future Payouts Under Equity Incentive Plan Awards[4]			Grant Date Fair Value
Name[1]	Grant Date[2]	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maxi- mum (#)	of Stock and Options Awards ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(l)
S. Moster		144,000	480,000	840,000
PUP	2/24				15,350	30,700	61,400	839,645
E. Ingersoll		72,700	242,400	424,200
RS	2/24					5,400		147,690
PUP	2/24				6,250	12,500	25,000	341,875
D. Barry[5]		29,900	99,600	174,300
RS	6/15					4,200		112,896
PUP	6/15				4,900	9,800	19,600	263,424
D. DePaoli		59,200	197,300	345,200
RS	2/24					3,200		87,520
PUP	2/24				3,700	7,400	14,800	202,390
T. Kuczynski		52,300	174,500	305,300
RS	2/24					2,200		60,170
PUP	2/24				2,600	5,200	10,400	142,220

____________________________

[1]	“RS” represents awards of restricted stock. “PUP” represents awards of performance units.
[2]	Grant dates shown occurred in 2015.
[3]

The amounts shown in column (d) reflect the possible payment if performance measures are achieved at target level under the 2015 Management Incentive Plan.  The amounts shown in column (c) reflect the possible minimum payment level under the 2015 Management Incentive Plan, which is 30% of Target, as discussed in the Compensation Discussion and Analysis subsection “Short-Term (Annual) Incentives.”  The amounts shown in column (e) are 175% of the target amount shown in column (d).  Actual payout results are reflected in column (g) of the Summary Compensation Table.

[4]

Under “Estimated Future Payouts Under Equity Incentive Plan Awards,” columns (f), (g) and (h) present the estimated Threshold, Target and Maximum payouts as of the grant date for the NEOs’ 2015 awards of performance units, as well as the estimated payout in column (g) as of the grant date for awards of restricted stock.  For Mr. Barry, the grant date fair value of his restricted stock award granted on June 15, 2015 was $26.88 per share.  For all other NEOs, the grant date fair value of the restricted stock awards granted on February 24, 2015 was $27.35 per share.  The actual value realized by the NEO for the 2015 restricted stock and performance unit awards will not be determined until the time of vesting.

Viad Corp | EXECUTIVE COMPENSATION	53

[5]

The grants reported for Mr. Barry were approved by the Human Resources Committee, effective as of May 4, 2015, in connection with his offer for employment and became effective as of June 15, 2015, the date on which his employment with the Company commenced.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The table below includes all outstanding options and unvested stock awards of the named executive officers as of December 31, 2015, including awards subject to performance conditions.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)[1]	Option Exercise Price ($)[2]	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[3]	Market Value of Shares or Units of Stock That Have Not Vested ($)[3,4]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[4]
(a)	(b)	(e)	(f)	(g)	(h)	(i)	(j)
S. Moster
RS5	—	N/A	N/A	34,700	979,581	—	—
PUP[6]	—	N/A	N/A	—	—	36,600	1,033,218
E. Ingersoll
2/24/2010	46,789	16.62	2/24/2020	—	—	—	—
RS5	—	N/A	N/A	17,800	502,494	—	—
PUP[6]	—	N/A	N/A	—	—	20,050	566,012
D. Barry
RS5	—	N/A	N/A	4,200	118,566	—	—
PUP[6]	—	N/A	N/A	—	—	9,800	276,654
D. DePaoli
2/24/2010	5,084	16.62	2/24/2020	—	—
RS5	—	N/A	N/A	10,000	282,300	—	—
PUP[6]	—	N/A	N/A	—	—	12,200	344,406
T. Kuczynski
RS5	—	N/A	N/A	7,600	214,548	—	—
PUP[6]	—	N/A	N/A	—	—	8,450	238,544

________________________________

[1]

Stock option awards for the named executive officers include a combination of incentive stock options and non-qualified stock options, in compliance with IRS requirements. All stock options in the table above were granted on February 24, 2010, have 10-year terms and vested in three equal annual installments beginning one year after the date of grant and ending three years after the date of grant.

[2]

The original exercise price of the 2010 grant of stock options was based on the closing selling price of Viad’s common stock on the grant date.  Pursuant to the mandatory provisions of the 2007 Viad Corp Omnibus Incentive Plan, the 1997 Viad Corp Omnibus Incentive Plan and the award agreements executed under those plans, the Human Resources Committee approved equitable adjustments to the option and performance unit awards as a result of special dividends paid on

54	Viad Corp | EXECUTIVE COMPENSATION

November 14, 2013 and February 14, 2014.  Under the equitable adjustments, the number of securities underlying outstanding options was increased and the option exercise price for such options was decreased.

[3]	For columns (g) and (h), restricted stock vests three years from the date of grant.
[4]

For columns (h) and (j), the market value of shares (or units) was computed by multiplying the number of shares (or units) by $28.23, the closing market price of Viad’s common stock at December 31, 2015.

[5]	“RS” refers to restricted stock.
[6]	“PUP” refers to performance units. The number of performance units and dollar value of those units, as reflected in column (i) and column (j), respectively, was as of December 31, 2015.

OPTION EXERCISES AND STOCK VESTED TABLE

For the named executive officers, the table below lists stock options exercised in 2015 and restricted stock which vested during 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[2] ($)
(a)	(b)	(c)	(d)	(e)
S. Moster
RS3	—	—	11,500	305,440
E. Ingersoll
RS3	—	—	11,500	305,440
D. Barry
RS3	—	—	—	—
D. DePaoli
RS3	—	—	4,900	130,144
T. Kuczynski
Stock Options	18,716	185,298	—	—
RS3	—	—	4,900	130,144

________________________________

[1]

The value realized is calculated by taking the difference between the exercise price and the fair market value of the stock times the number of options exercised.  The original exercise price of the 2010 grant of stock options was based on the closing selling price of Viad’s common stock on the grant date. Pursuant to the mandatory provisions of the 2007 Viad Corp Omnibus Incentive Plan, the 1997 Viad Corp Omnibus Incentive Plan and the award agreements executed under those plans, the Human Resources Committee approved equitable adjustments to the option awards as a result of special dividends paid on November 14, 2013 and February 14, 2014. Under the equitable adjustments, the number of securities underlying outstanding options was increased and the option exercise price for such options was decreased. The fair market value of an exercised option is the closing selling price of Viad’s common stock on the date of exercise.

[2]	The value realized upon the vesting of stock awards is the closing selling price of Viad’s common stock on the date of vesting times the number of shares vesting.
[3]	“RS” refers to restricted stock.

Viad Corp | EXECUTIVE COMPENSATION	55

PENSION BENEFITS TABLE

The table below provides the present value of the accumulated benefits of our CFO, the only NEO who receives benefits under a pension plan of Viad or its subsidiaries.  The liability related to the payment of benefits under the SERP, as disclosed in the table below, was assumed by MoneyGram in connection with the spin-off of MoneyGram by Viad in June 2004.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)[2]	(e)
E. Ingersoll[1]	SERP	2.439	232,177	—

_______________________________

[1]

Ms. Ingersoll participates in the SERP.  Credited service ceased to accrue under the SERP as of the MoneyGram spin-off on June 30, 2004 (actual number of years of service for Ms. Ingersoll is 14 years).  The SERP provides retirement benefits based on final average earnings, which is the average of the 60 months of annual base salary plus 50% of the annual incentive compensation for the five calendar years in which they were highest.  Once commenced, the full benefit is payable for the life of the executive.  Upon the executive’s death, 50% of the benefit is payable for the life of the surviving spouse, if applicable.  Ms. Ingersoll is entitled to a pension benefit at age 60 equal to A + (B x C) - D, where:

A =	(1.15% x Years of service from 1/1/1998 through 6/30/2004 x Final average earnings)

+

(0.55%  x  Years of service from 1/1/1998 through 6/30/2004  x  Final average earnings in excess of the covered compensation breakpoint);

B =	(1.834% x Years of service prior to 1998 x Final average earnings as of 12/31/1997 using 100% of the annual incentive compensation)

-

(1.667%  x  Years of service prior to 1998  x  Primary Social Security benefit);

C =	(Final average earnings) / (Final average earnings as of 12/31/1997 using 100% of the annual incentive compensation); and
D =	Annual benefit from the MoneyGram Pension Plan and the Travelers Express Company, Inc. Supplemental Pension Plan, if applicable.
[2]

Assumptions made in quantifying the present value of the current accrued benefit under this column (d) are discussed in Viad’s 2015 Annual Report on Form 10-K, filed March 11, 2016, in Note 18 of Notes to Consolidated Financial Statements, and are incorporated herein by reference.

56	Viad Corp | EXECUTIVE COMPENSATION

NON-QUALIFIED DEFERRED COMPENSATION TABLE

The following table provides the amounts contributed to non-qualified deferred compensation plans during 2015.

Name	Executive Contributions in Last Fiscal Year ($)[1]	Registrant Contributions in Last Fiscal Year ($)[2,4]	Aggregate Earnings in Last Fiscal Year ($)[3,4]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
(a)	(b)	(c)	(d)	(e)	(f)
S. Moster
Supplemental 401(k) Plan[5]	—	13,400	202	—	13,602
E. Ingersoll
Defined Contribution Plan[4]	—	224,486	481	—	746,835
Supplemental 401(k) Plan[5]	—	5,558	6,022	—	125,560
D. DePaoli
Supplemental 401(k) Plan[5]	—	11,036	872	—	24,247
T. Kuczynski
Supplemental 401(k) Plan[5]	—	3,358	1,208	—	27,230

________________________________

[1]	These amounts are contributed by the executive out of his or her annual base salary. Such contributions are reported as compensation in the Summary Compensation Table under column (c) (“Salary”).
[2]

The Company’s matching contribution under the Supplemental 401(k) Plan is the same as provided under the 401(k) Plan generally available to all employees, which is a 100% match of the first 3% of annual base salary contributed by the executive officer and 50% of the next 2% of annual base salary contributed by the executive officer.  Matching contributions are reported as compensation in the Summary Compensation Table under column (i) (“All Other Compensation”).  In 2015, Mr. Barry elected not to participate in the Supplemental 401(k) Plan.  See Note 5 below for a discussion of the plan’s eligibility requirements.

[3]

Interest on each participant’s account balance is paid at an annual rate equal to the yield as of January 1, April 1, July 1, and October 1 on the Merrill Lynch Taxable Bond Index-Long Term Medium Quality (A3) Industrial Bonds, or such other rate as the Human Resources Committee may determine in a manner consistent with the requirements of Section 409A of the Internal Revenue Code and related regulations.  If the deferred compensation account is to be paid in installments, the interest is credited quarterly prior to the end of each installment period.  If the deferred compensation account is not paid in installments, the interest is credited quarterly prior to the end of the participant’s deferral period.

[4]

“Defined Contribution Plan” refers to the Viad Corp Defined Contribution Supplemental Executive Retirement Plan, which Viad established in 2013 to replace the annual payment of lump-sum cash awards, including tax gross-ups, previously made to Ms. Ingersoll since the spin-off of MoneyGram in 2004.  Payments under the Defined Contribution Plan are made only to Ms. Ingersoll, the plan’s sole participant.  The Defined Contribution Plan provides annual contributions to the participant’s account, and such contribution amounts are based on a formula that is intended to achieve an income replacement target at retirement.  The participant has a phantom account where hypothetical investment returns are deposited or credited, and assumes the investment risks and rewards by selecting from among a set of investment options provided by the Company.  The contribution amounts are recalculated each year based on the participant’s current salary and annual incentive bonus payment amounts, and any changes to the estimated benefits at retirement from the SERP and the MoneyGram Pension Plan.  The Company contributions are reported in the Summary Compensation Table under column (i) (“All Other Compensation”).

[5]

The “Supplemental 401(k) Plan” refers to the Viad Corp Supplemental 401(k) Plan, which is a U.S.-based retirement program.  Payments under the Supplemental 401(k) Plan are made only to participants who are U.S. citizens between the ages of 55 and 65.

Viad Corp | EXECUTIVE COMPENSATION	57

POTENTIAL PAYMENT UPON EMPLOYMENT TERMINATION OR CHANGE IN CONTROL

Certain termination events will trigger post-termination payments and benefits for the named executive officers.  Each termination event and the amount that could be payable to the executive officers under each termination event is provided in the tables below, assuming a qualifying termination date of December 31, 2015 with a closing price of $28.23 per share for Viad’s common stock, except where specifically indicated below.

RETIREMENT

Upon normal or early retirement, executives would receive ownership of the restricted stock (or units) and earned performance units awarded to them upon the lapse of the vesting period on a pro-rata basis (percentage of time from the grant date to the retirement date), provided that the executive’s retirement occurs at least 12 months after the grant date of such awards and the executive executes a separation agreement and release satisfactory to the Company.  All other restricted stock (or units) and performance units held by the executive will be forfeited upon the executive’s retirement.  Stock options not yet exercisable would fully vest upon retirement (or six months and one day thereafter in the event the termination date occurs within six months of the grant date) and the executive may exercise the option rights on or before the earlier of: (1) the fifth anniversary of the executive’s retirement date; or (2) the date on which the options expire.  Executives would receive, under the MIP, an accrued annual incentive bonus, if earned, on a pro-rata basis.  Eligibility for normal retirement is age 65 and for early retirement is age 55.  Currently, none of the named executive officers are eligible to receive retirement benefits.

Our CFO is also entitled to retirement benefits as a participant in the Defined Contribution Plan, which Viad established in 2013 to replace the payment of lump-sum cash awards, including tax gross-ups, previously made to her.  The contribution amounts are based on a formula that is intended to achieve an income replacement target at retirement.  The form and amounts of payments under the Defined Contribution Plan are more fully described in the “Non-Qualified Deferred Compensation Table,” “Summary Compensation Table” and “Pension Arrangements” sections of this proxy statement.

CHANGE IN CONTROL AND CHANGE IN CONTROL SEVERANCE

Grandfathered Executive Severance Plan

Under Viad’s previous Executive Severance Plan (Tier I) (the “Grandfathered Plan”), a participating NEO is eligible for severance benefits if the executive’s employment is terminated by Viad without cause or by the executive for good reason (as those terms are defined in the plan) within 36 months after a change in control of Viad, or by the executive for any reason (other than for good reason, death, disability or retirement) during a 30-day window period beginning on the first anniversary of a change in control of Viad (often referred to as a “modified single-trigger”).  Under those circumstances, the executive would receive from Viad a lump-sum payment, as severance compensation, equal to a multiple of the following sum:

•	The executive’s highest annual salary; plus
•	The executive’s target cash bonus under the Management Incentive Plan for the fiscal year in which the change in control occurs

The multiple, in the case of termination by Viad without cause or the executive’s termination for good reason, will equal the product of three times a fraction, the numerator of which is 36 minus the number of full months the executive was employed following a change in control and the denominator of which is 36.  In the case of the

58	Viad Corp | EXECUTIVE COMPENSATION

executive’s voluntary termination during the window period, the multiple will be two.  As referenced in the “Post-Termination Compensation and Benefits – Change in Control Severance” subsection of the “Compensation Discussion and Analysis” section of this Proxy Statement, the Company instituted a three-year phase out of the modified single-trigger provisions, as well as all tax gross-up provisions, under the Grandfathered Plan as of February 26, 2017.  Mr. Moster, Ms. Ingersoll, Ms. DePaoli and Mr. Kuczynski, each of whom was hired prior to 2013, participate in the Grandfathered Plan.

2013 Executive Severance Plan

In 2013, the Company adopted a new Executive Severance Plan (Tier I) (the “2013 Severance Plan”), which does not contain any tax gross-up or modified single-trigger provisions and applies to NEOs hired in 2013 and thereafter.  Under the 2013 Severance Plan, a participating NEO is eligible for severance benefits if the executive’s employment is terminated by Viad without cause or by the executive for good reason (as those terms are defined in the plan) within 36 months after a change in control of Viad.  Under those circumstances, the executive would receive from Viad a lump-sum payment, as severance compensation, equal to a multiple of the following sum:

•	The executive’s highest annual salary; plus
•	The executive’s target cash bonus under the Management Incentive Plan for the fiscal year in which the change in control occurs

The multiple is equal to the product of three times a fraction, the numerator of which is 36 minus the number of full months the executive was employed following a change in control and the denominator of which is 36.

The first table below shows the cash amount payable and the value of equity and other benefits that could be received in the case of an executive’s termination without cause or the executive’s voluntary termination for good reason under a change in control, assuming that the executive had a qualifying termination date of December 31, 2015.  The second table below shows the cash amount payable and the value of equity and other benefits upon the executive’s voluntary termination during the window period after a change in control, assuming the same termination date.

Estimated Benefits in the Event of a Change in Control with Involuntary/Without Cause or Voluntary/Good Reason Termination, In Dollars ($)

	Moster	Ingersoll	Barry	DePaoli	Kuczynski	Aggregate Payments
Cash Severance Payment[1]	3,240,000	1,939,065	1,412,100	1,667,865	1,570,365	9,829,395
Annual Incentive Cash Bonus[2,3,5]	569,300	287,500	117,900	234,000	206,900	1,415,600
Restricted Stock[3,5]	979,581	502,494	118,566	282,300	214,548	2,097,489
Performance Units[4,5]	821,493	712,337	92,218	388,633	306,766	2,321,447
Incremental Pension Benefit[6]	—	12,078	—	—	—	12,078
Defined Contribution Benefit[7]	—	1,441,993	—	—	—	1,441,993
Welfare Benefits and Perquisites[8]	127,166	94,324	49,324	28,789	55,166	354,769
Outplacement Services	30,000	30,000	30,000	30,000	30,000	150,000
Estimated Excise Tax and Gross-Up9	2,204,361	1,571,510	—	1,059,947	948,696	5,784,514
Totals	$7,971,901	6,591,301	1,820,108	3,691,534	3,332,441	23,407,285

Viad Corp | EXECUTIVE COMPENSATION	59

________________________________

[1]

Discussed in the paragraphs above this table.  The amounts reported in the table as cash severance payments are calculated in accordance with the terms of the Grandfathered Plan, except for Mr. Barry, whose cash severance payment was calculated in accordance with the terms of the 2013 Severance Plan.

[2]

If there is a change in control, regardless of whether there is a termination of employment in connection therewith, each of the executives would be entitled to receive a pro-rata portion of the annual cash incentive granted under the Management Incentive Plan, calculated on the basis of achievement of performance measures through the date of the change in control.

[3]

Immediate full vesting of equity grants will occur.  The vesting of the restricted stock would occur, and the cash amount for the granted performance units and annual incentive cash benefit would be paid to the executive, upon a change in control, whether or not the executive was terminated in connection with the change in control.

[4]

If there is a change in control, regardless of whether there is a termination of employment in connection therewith, each of the executives would be entitled to receive a cash payment for performance units granted under the PUP, calculated as if each of the pre-defined targets were met at 100%, and prorated from the date of the grant to the date of the change in control.

[5]

If the payouts and vesting were to occur upon the change in control, then the performance units and the annual cash incentive would not be paid out again and no additional vesting of the restricted stock would occur in the event of an employment termination in connection with a change in control.

[6]

The Grandfathered Severance Plan and the 2013 Executive Severance Plan provide a special retirement benefit to executives in the form of an additional benefit accrual under the SERP, determined as if the executive continued employment during the severance period with the severance compensation included in his or her final average compensation as defined by the SERP.  This special retirement benefit only applies to Ms. Ingersoll.

[7]

Ms. Ingersoll is the only current employee who is a participant in the Defined Contribution Plan.  Under the Defined Contribution Plan, immediate full vesting of all participant contribution accounts occurs upon a change in control.  If Ms. Ingersoll is involuntarily terminated by the Company without cause (as that term is defined in the master plan document) within three years after a change in control, she will receive any company discretionary contribution amount (as defined in the master plan document) that would have been credited to her company discretionary contribution account (as defined in the master plan document) had she continued to be employed by the Company through the earlier of: (i) age 60; or (ii) the third anniversary of her termination date.  The disclosed amount assumes a 7.0% annual rate of return on the vested account balance.

[8]

The executive receives continued welfare benefits coverage for the severance period of three years times a fraction, the numerator of which is 36 minus the number of full months from the date of the change in control through the last day of the executive’s employment, and the denominator of which is 36 months.  For Mr. Moster, Ms. Ingersoll, Ms. DePaoli and Mr. Kuczynski, in the case of the executive’s voluntary termination during the window period, the severance period is 36 months times a multiple of two.  The benefits under both plans would terminate upon the executive’s death or normal retirement date at age 65, whichever occurs first.

[9]

In the event that the benefits of a NEO participating in the Grandfathered Plan are subject to excise tax, the Company will make a tax payment to the executive so that the net amount of such payment (after taxes) is sufficient to pay the excise tax due.  If the total payments to an executive under the Grandfathered Plan are between 100% and 110% of the maximum amount of total payments the executive could receive without being treated as receiving excess payments under the Internal Revenue Code, the executive’s payments are reduced such that the total payments received by the executive will not cause the executive to be treated as receiving excess payments.  As discussed above, this benefit does not apply to Mr. Barry, who participates in the 2013 Executive Severance Plan.

60	Viad Corp | EXECUTIVE COMPENSATION

Estimated Benefits in the Event of a Change in Control with Voluntary Termination During Window1, In Dollars ($)

	Moster	Ingersoll	Barry[1]	DePaoli	Kuczynski	Aggregate Payments
Cash Severance Payment	2,160,000	1,292,710	—	1,111,910	1,046,910	5,611,530
Annual Incentive Cash Bonus	569,300	287,500	—	234,000	206,900	1,297,700
Restricted Stock	979,581	502,494	—	282,300	214,548	1,978,923
Performance Units	821,493	712,337	—	388,633	306,766	2,229,229
Incremental Pension Benefit	—	6,387	—	—	—	6,387
Defined Contribution Benefit	—	767,797	—	—	—	767,797
Welfare Benefits and Perquisites	84,777	62,882	—	19,192	36,777	203,628
Outplacement Services	30,000	30,000	—	30,000	30,000	120,000
Estimated Excise Tax and Gross-Up	1,550,392	—	—	730,016	—	2,280,408
Totals	6,195,543	3,662,107	—	2,796,051	1,841,901	14,495,602

________________________________

[1]

This benefit is exclusive to the Grandfathered Plan and therefore does not apply to Mr. Barry.  For an explanation of the benefits in this table for all other NEOs, please refer to the footnotes in the first table of this section.

INVOLUNTARY TERMINATION NOT FOR CAUSE

The following table shows the cash amount and values of equity awards and other benefits that could be received by the named executive officers in the event Viad terminates employment without cause (not in connection with a change in control and not for death, disability or cause), assuming that the executive had a qualifying termination date of December 31, 2015.

Estimated Benefits in the Event of Involuntary Termination Not For Cause, In Dollars ($)

	Moster[1]	Ingersoll[3]	Barry[2]	DePaoli[3]	Kuczynski[3]	Aggregate Payments
Cash Severance Payment	1,200,000	403,955	370,000	358,655	203,557	2,536,167
Annual Incentive Cash Bonus	569,300	287,500	117,900	234,000	206,900	1,415,600
Restricted Stock[4]	979,581	350,052	—	191,964	152,442	1,674,039
Performance Units[4]	179,106	286,232	—	181,976	123,213	770,527
Defined Contribution Benefit[5]	—	767,797	—	—	—	767,797
Welfare Benefits	60,000	40,396	37,000	35,866	34,896	208,158
Outplacement Services	30,000	30,000	30,000	30,000	30,000	150,000
Totals	3,017,987	2,165,932	554,900	1,032,461	751,008	7,522,288

________________________________

[1]

Mr. Moster’s Severance Agreement (No Change in Control) provides that he will receive, upon Viad’s termination of his employment without cause, a post-termination lump-sum cash payment in an amount equal to the sum of (1) two times his then-current annual salary and (2) a pro-rata portion of his then-current target cash incentive award under the Management Incentive Plan, if earned pursuant to the terms of such plan, for the calendar year in which he was last employed.  In the event of a change in control of the Company, no payments or benefits will be received by Mr. Moster under this agreement.  Viad is not obligated to make any payments to Mr. Moster under this agreement unless and until Mr. Moster resigns from Viad’s Board of Directors and timely executes a release of all claims, waiver of rights and covenant not to sue in form and substance satisfactory to Viad, in its reasonable discretion.

[2]

Mr. Barry’s Severance Agreement (No Change in Control) provides that he will receive, upon Viad’s termination of his employment without cause, a post-termination lump-sum cash payment in an amount equal to the sum of (1) his then-current annual salary and (2) a pro-rata portion of his then-current target cash incentive award under the Management

Viad Corp | EXECUTIVE COMPENSATION	61

Incentive Plan, if earned pursuant to the terms of such plan, for the calendar year in which he was last employed.  In the event of a change in control of the Company, no payments or benefits will be received by Mr. Barry under this agreement.  Viad is not obligated to make any payments to Mr. Barry under this agreement unless and until Mr. Barry timely executes a release of all claims, waiver of rights and covenant not to sue in form and substance satisfactory to Viad, in its reasonable discretion.

[3]

In February 2007, the Board adopted, upon recommendation of the Human Resources Committee, a severance arrangement for executive officers of Viad, which codified Viad’s historical, discretionary practice to provide severance cash payments for Viad’s termination of an executive officer without cause (not for death, disability or cause). Except for Mr. Moster and Mr. Barry, who would receive lump-sum cash payments pursuant to the terms of their respective severance agreements, under the Executive Officer Continuation of Pay Policy, executive officers with less than seven years of service with Viad would receive six months of salary, and executive officers with seven or more years of service with Viad would receive up to one year’s salary.  Executive officers would receive continued health and welfare benefits  and a pro-rata annual cash incentive award under the Management Incentive Plan for the calendar year in which they were last employed, if earned.  The executive will also receive outplacement services.  No payment, however, would be made under the Executive Officer Continuation of Pay Policy unless the executive officer executes a general release containing a release of all claims against Viad, a covenant not to sue, a non-competition covenant and a non-disparagement agreement, in form and substance satisfactory to Viad.  The terms of any written agreement relating to severance payment upon termination of an executive officer without cause that is approved by the Board will supersede the policy, and exceptions to the policy may be made if recommended by the CEO of Viad and approved by the Human Resources Committee.

[4]

The executives will receive full ownership of restricted stock and earned performance units granted prior to January 1, 2014 upon lapse of the vesting or performance period.  All restricted stock granted to the executives in 2014 will vest on a pro-rata basis, and the executives will receive a pro-rata share of all earned performance units granted in 2014 at the end of the 2014-2016 performance period.  No payments would be made to any executive for any restricted stock or earned performance units granted in 2015.

[5]

As disclosed in Note 4 to the Nonqualified Deferred Compensation Table and elsewhere in this proxy statement, Ms. Ingersoll is the only current employee who is a participant in the Defined Contribution Plan.  Under the provisions of the Defined Contribution Plan, if Ms. Ingersoll’s employment is terminated, voluntarily or involuntarily, under circumstances other than retirement (as that term is defined in the master plan document), she shall receive her vested account balance (as that term is defined in the master plan document) in either a lump-sum payment or annual installment payments, at her election.  Pursuant to Section 409A of the Internal Revenue Code and the regulations under that section, the vested account balance is calculated as of the close of business on the first day after the 6-month period immediately following her termination.  The amounts listed in the table above are reasonable estimates of the vested account balances for Ms. Ingersoll as of the close of business on July 1, 2016.  The disclosed amount assumes a 7.0% annual rate of return on the vested account balance.

Voluntary Termination for Good Reason

Mr. Moster and Mr. Barry each have a Severance Agreement (No Change in Control) with the Company.  The agreements provide for post-termination payments upon a voluntary termination of employment by the executive for “good reason.”  A “good reason” condition includes any of the following:

•	Material reduction or change in authority, duties or responsibilities
•

Material reduction in annual base salary, unless made in concert with, and in an amount not greater than the percentage adjustment mandated, as part of an across-the-board reduction of annual base salary for other executive officers of Viad

62	Viad Corp | EXECUTIVE COMPENSATION

•	Successor to Viad fails to assume Viad’s obligations under the agreement
•	In the case of Mr. Moster, office relocation outside of the Phoenix Metropolitan Area of Arizona

Upon employment termination, Mr. Moster and Mr. Barry will receive the same payments and benefits described under the “Involuntary Termination Not For Cause” subsection, provided that they timely execute a release of all claims, waiver of rights and covenant not to sue in a form satisfactory to Viad, in its reasonable discretion.  Mr. Moster’s receipt of post-termination benefits is also conditioned on his resignation from Viad’s Board of Directors.

DEATH OR DISABILITY

The following table shows the cash amount and the value of equity that could be received by a named executive officer in the event of employment termination due to disability, or by the named executive officer’s estate in the event of employment termination due to death, assuming that the executive had a qualifying termination date of December 31, 2015.

Estimated Benefit in the Event of Death or Disability, In Dollars ($)

	Moster	Ingersoll	Barry	DePaoli	Kuczynski	Aggregate Payments
Annual Incentive Cash Bonus[1]	569,300	287,500	117,900	234,000	206,900	1,415,600
Restricted Stock[2]	979,581	350,052	—	191,964	152,442	1,674,039
Performance Units[2]	179,106	286,232	—	181,976	123,213	770,527
Totals	1,727,987	923,784	117,900	607,940	482,555	3,860,166

________________________________

[1]	The Management Incentive Plan provides that the executives will be entitled to receive the accrued cash incentive payment, if earned, prorated to the date of employment termination.
[2]

The executives will receive full ownership of restricted stock and earned performance units granted prior to January 1, 2014 upon lapse of the vesting or performance period.  All restricted stock granted to the executives in 2014 will vest on a pro-rata basis, and the executives will receive a pro-rata share of all earned performance units granted in 2014 at the end of the 2014-2016 performance period.  No payments would be made to any executive for any restricted stock or earned performance units granted in 2015.

CLAWBACK PROVISIONS FOR DETRIMENTAL CONDUCT

In order to protect Viad and its operating companies and to help ensure the long-term success of the business, annual incentive compensation and long-term incentive compensation are subject to forfeiture and reimbursement (i.e., “clawback”) provisions relating to the following conduct:

•

an officer or employee knowingly participated in misconduct that caused a misstatement of financial statements of Viad or any of its affiliates, or in misconduct which represented a material violation of Viad’s Code of Ethics or certain other policies

•

an officer or employee was aware of and failed to report another officer or employee who was participating in misconduct that caused or could cause a misstatement of financial statements of Viad or any of its affiliates, or in misconduct which represented a material violation of Viad’s Code of Ethics or certain other policies

•	an officer or employee acted significantly contrary to the best interests of Viad

Viad Corp | EXECUTIVE COMPENSATION	63

The clawback provisions also relate to violations of certain restrictions on competitive activities following employment termination.  In addition, the annual incentive compensation and long-term incentive compensation award agreements also provide Viad with the right to stop the NEO, through a court-ordered injunction, from working for competitors and from soliciting customers and employees following employment termination.  Viad also may seek monetary damages for such activities.

The following incentive compensation is subject to clawback provisions:

•	awards of restricted stock (or units), performance-based restricted stock (or units) and performance units granted in the last two years of employment
•	all cash bonuses paid during the last 18 months of employment for awards
•	outstanding vested, but not exercised, stock options
•	any gain (without regard to tax effects) realized from the exercise of a stock option

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information, as of December 31, 2015, with respect to shares of Viad’s common stock that may be issued under existing equity compensation plans.  The category “Equity Compensation Plans Approved by Security Holders” in the table below consists of the 1997 Viad Corp Omnibus Incentive Plan and the 2007 Viad Corp Omnibus Incentive Plan, the latter of which was approved by Viad’s shareholders at the 2007 Annual Meeting of Shareholders on May 15, 2007 and re-approved at the 2012 Annual Meeting of Shareholders on May 15, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))[1]
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders:
2007 Viad Corp Omnibus Incentive Plan (the “2007 Plan”)	63,773	$16.62	959,330
1997 Viad Corp Omnibus Incentive Plan (the “1997 Plan”)	—	—	—
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	63,773	$16.62	959,330

______________________

[1]

The 2007 Plan has a 10-year term and provides for the following types of awards to officers, directors and certain other employees: (a) incentive and non-qualified stock options; (b) restricted stock (and units); (c) performance units or performance shares; (d) stock appreciation rights; (e) cash-based awards; and (f) certain other stock-based awards. The number of shares of common stock authorized for grant under the 2007 Plan is limited to 1,700,000 shares plus shares awarded under the 1997 Plan that subsequently cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent the shares are exercised for, or settled in, vested and non-forfeited shares) up to an aggregate maximum of 1,500,000 shares.  Any shares awarded under the 2007 Plan that are terminated (by cancellation, expiration, forfeiture or otherwise), settled in cash or exchanged with the Committee’s permission before they are issued will be available again for grant under the 2007 Plan.

64	Viad Corp | EXECUTIVE COMPENSATION

AUDIT COMMITTEE REPORT

THE COMMITTEE

The Audit Committee of the Board, which is comprised solely of independent directors, was appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of Viad, (2) the independent auditor’s qualifications and independence, (3) the performance of Viad’s internal audit function and the independent auditor and (4) the compliance by Viad with legal and regulatory requirements, including oversight of Viad’s Always Honest® Compliance and Ethics Program. The Board of Directors has determined that each member of the Committee is financially literate under the listing standards of the NYSE and under the SEC’s standards relating to independence of audit committees, and that Mr. Munzenrider qualifies as an “audit committee financial expert,” as defined by SEC regulations.

MEETINGS AND RESPONSIBILITIES

The Committee met 12 times in 2015.  Committee members are also available to consult with management and the independent auditor throughout the year.  The Committee regularly meets in general and private sessions with management of Viad and with Viad’s internal auditors and the independent auditor.  The Committee receives and discusses its reports and encourages open and detailed discussion of all matters related to responsibilities of the Committee.

REAPPOINTMENT OF INDEPENDENT AUDITOR AND SELECTION OF LEAD AUDIT PARTNER

The Committee has appointed Deloitte & Touche LLP as our independent auditor for 2016, and the Board ratified the appointment.  In determining whether to reappoint Deloitte & Touche LLP as Viad’s independent auditor, the Committee took into consideration a number of factors, including, but not limited to, the firm’s independence, the length of time the firm has been engaged, the quality of the ongoing discussions with the firm, the firm’s familiarity with Viad’s global operations and businesses, accounting policies and practices and internal control over financial reporting and an assessment of the professional qualifications and past performance of the firm and the lead audit partner.  Based on this evaluation, the Committee believes that Deloitte & Touch LLP is independent and should serve as Viad’s independent auditor for 2016.

In accordance with SEC rules and the policies of Deloitte & Touche LLP, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to the Company.  For lead audit partners, the maximum number of consecutive years of service is five years. The process for selection of the lead audit partner under this rotation policy involves a meeting between the Chair of the Audit Committee and the candidates for the role, as well as discussion by the full Committee with Viad’s management.

Viad Corp |AUDIT COMMITTEE REPORT	65

FINANCIAL STATEMENTS RECOMMENDATION

The Audit Committee recommended that the audited financial statements of Viad for 2015 be included in Viad’s 2015 Annual Report on Form 10-K, filed with the SEC on March 11, 2016.  A copy of that report is included with your proxy materials.  In connection with its recommendation, the Committee did the following:

•	Reviewed and discussed the audited financial statements of Viad with management
•

Discussed with the independent auditor of Viad matters required to be discussed by generally accepted auditing standards, including standards set forth in Statement on Auditing Standards No. 61, as amended

(AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  That statement requires that the independent auditor communicate to the Committee matters related to the conduct of the audit, such as: the quality of earnings; estimates, reserves and accruals; suitability of accounting principles; highly judgmental areas; and audit adjustments, whether or not recorded

•

Received written disclosures and the letter from the independent auditor required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independence of the independent auditor, and discussed with the independent auditor the independent auditor’s independence

It is not the duty of the Committee to plan or conduct audits or to determine that Viad’s financial statements are complete or accurate or in accordance with generally accepted accounting principles.  Those are the responsibilities of management and Viad’s independent auditor.  In giving its recommendation to the Board of Directors that the audited financial statements of Viad for 2015 be included in Viad’s 2015 Annual Report on Form 10-K, the Committee relied on management’s representations and the report of Viad’s independent auditor with respect to the financial statements.  A report of Viad’s management concerning management’s responsibility for financial reporting, and the report and opinion of Deloitte & Touche LLP, Viad’s independent auditor, are included in Viad’s 2015 Annual Report on Form 10-K, and should be read in conjunction with the audited financial statements of Viad.

DISCLOSURE CONTROLS AND INTERNAL CONTROL OVER FINANCIAL REPORTING

Management is responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) and internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)), evaluating the effectiveness of disclosure controls and procedures and internal control over financial reporting, and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.  Deloitte & Touche LLP is responsible for expressing an opinion on the effectiveness of Viad’s internal control over financial reporting.

During 2015 and through the filing of Viad’s 2015 Annual Report on Form 10-K, management completed the documentation, testing and evaluation of Viad’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations.  The Committee was kept informed of the progress of the evaluation during the process.  The Committee received periodic updates provided by management and Deloitte & Touche LLP at Committee meetings.

66	Viad Corp | AUDIT COMMITTEE REPORT

The Committee has discussed with Deloitte & Touche LLP the matters required under Auditing Standard No. 5 (“An Audit of Internal Control Over Financial Reporting That Is Integrated with An Audit of Financial Statements”) of the Public Company Accounting Oversight Board.  That standard requires Viad’s independent auditor to report on their audit of Viad’s internal control over financial reporting performed in conjunction with their audit of Viad’s consolidated financial statements.  At the conclusion of the process, management provided the Committee with, and the Committee reviewed, a report on the effectiveness of Viad’s internal control over financial reporting.

The Committee also reviewed the report of Deloitte & Touche LLP relating to its audit of the effectiveness of Viad’s internal control over financial reporting.

AUDIT COMMITTEE

Robert E. Munzenrider, Chair

Isabella Cunningham

Richard H. Dozer

Edward E. Mace

Viad Corp |AUDIT COMMITTEE REPORT	67

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS VIAD’S INDEPENDENT PUBLIC ACCOUNTANTS FOR 2016

The following resolution concerning the appointment of Deloitte & Touche LLP as Viad’s independent auditor will be offered at the 2016 Annual Meeting of Shareholders:

RESOLVED, that the appointment of Deloitte & Touche LLP by the Audit Committee of the Board of Directors of Viad Corp (the “Corporation”) to audit the accounts of the Corporation and its subsidiaries for the fiscal year 2016 is hereby ratified.

Deloitte & Touche LLP has audited our accounts and those of our subsidiaries for many years.  Although the listing standards of the NYSE and the charter of the Committee require Viad’s independent registered public accountants to be engaged, retained and supervised by the Committee, the Board considers the selection of the independent registered public accountants to be an important matter of shareholder concern and is submitting appointment of Deloitte & Touche LLP for ratification by shareholders as a matter of good corporate practice.  No determination has been made as to what action the Audit Committee and the Board would take if the shareholders do not approve the appointment.

Viad anticipates that a representative of Deloitte & Touche LLP will attend the 2016 Annual Meeting, respond to appropriate questions and be afforded the opportunity to make a statement.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as Viad’s independent registered public accountants for 2016.

FEES AND SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The following is a summary of the aggregate fees billed to Viad by its independent registered public accountants, Deloitte & Touche LLP, for professional services provided for the fiscal years ended December 31, 2014 and 2015.

	2015 Fees	2014 Fees
Fee Category	($)	($)
Audit Fees[1]	2,134,720	2,571,900
Audit-Related Fees[2]	265,810	250,200
Tax Fees[3]	84,849	390,300
All Other Fees[4]	—	—
Total Fees	2,485,379	3,212,400

______________________

[1]

Audit Fees.  Consists of fees billed for professional services provided for the audits of Viad’s financial statements for the fiscal years ended December 31, 2014 and 2015, and for review of the financial statements included in Viad’s quarterly reports on Form 10-Q for those fiscal years.  Fees in 2014 and 2015 also were incurred in connection with the audit of Viad’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

[2]

Audit-Related Fees.  Consists of fees billed for services provided to Viad for audit-related services, which generally include fees for separate audits of employee benefit and pension plans, certain due diligence assistance and consultation and ad hoc fees for consultation on financial accounting and reporting standards.

68	Viad Corp | PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS VIAD’S INDEPENDENT PUBLIC ACCOUNTANTS FOR 2016

[3]	Tax Fees. Consists of fees billed for services provided to Viad for tax services, which generally include fees for corporate tax planning, consultation and compliance.
[4]

All Other Fees.  Consists of fees billed for all other services provided to Viad, which generally include fees for consultation regarding computer system controls and human capital consultations.  No services were performed related to financial information systems design and implementation for the fiscal years ended December 31, 2014 and 2015.

None of the above-described professional services were approved by the Audit Committee in reliance on the de minimus exception to the pre-approval requirements under federal securities laws and regulations.

The Audit Committee has considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining auditor independence.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee’s written policy is to pre-approve all audit and permissible non-audit services provided by Viad’s independent registered public accountants, which is Deloitte & Touche LLP.  These services may include audit services, audit-related services, tax services and other permissible non-audit services.  Any service incorporated within the engagement letter of the independent registered public accountants, which is approved by the Committee, is deemed pre-approved.  Any service identified as to type and estimated fee in the written annual service plan of the independent registered public accountants, which is approved by the Committee, is deemed pre-approved up to the dollar amount provided in such annual service plan.

During the year, the independent registered public accountants also provide additional accounting research and consultation services required by, and incident to, the audit of Viad’s financial statements and related reporting compliance. These additional audit-related services are pre-approved up to the amount provided in the annual service plan, which is approved by the Committee.  The Committee may also pre-approve services on a case-by-case basis during the year, or the Chairman of the Committee may give such pre-approval in writing on behalf of the Committee.  The Chairman reviews his pre-approvals with the full Committee not later than at the Committee’s next meeting.

The Committee’s approval of proposed services and fees are noted in the meeting minutes of the Committee and/or by signature on behalf of the Committee on the engagement letter.  The independent registered public accountants are periodically requested to summarize the services and fees paid to date, and report to the Committee whether the services and fees have been pre-approved in accordance with the required pre-approval process of the Committee.

Viad Corp | PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS VIAD’S INDEPENDENT PUBLIC ACCOUNTANTS FOR 2016	69

PROPOSAL 3: ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

The Human Resources Committee, which is comprised entirely of independent directors, and the full Board believe that the executive compensation policies, procedures and decisions made with respect to Viad’s NEOs are competitive, are based on Viad’s pay for performance philosophy and are focused on achieving Viad’s goals and enhancing shareholder value.

The following proposal, which is being submitted pursuant to Section 14A of the Exchange Act, provides Viad’s shareholders with an opportunity to vote to approve, on an advisory basis, the compensation of Viad’s NEOs, as disclosed in this proxy statement.  This vote, which occurs annually, is not intended to address any specific element of Viad’s executive compensation program, but rather the overall compensation program for Viad’s named executive officers.  In considering your vote, you may wish to review the “Compensation Discussion and Analysis” section of this proxy statement, which provides details as to Viad’s compensation policies, procedures and decisions regarding the NEOs, as well as the tables and other information in the “Executive Compensation” section of this proxy statement.

For the reasons discussed above and in the “Compensation Discussion and Analysis” section of this proxy statement, the Board asks Viad’s shareholders to vote “FOR” the adoption of the following resolution to be presented at the 2016 Annual Meeting of Shareholders:

RESOLVED, that the shareholders of Viad Corp (the “Corporation”) approve, on an advisory basis, the overall compensation of the Corporation’s named executive officers set forth in the Compensation Discussion and Analysis, Summary Compensation Table and related compensation tables, notes and narrative discussion in the Proxy Statement for the Corporation’s 2016 Annual Meeting of Shareholders.

Although this advisory vote is not binding upon the Board or Viad, the Board and the Human Resources Committee will review and consider and take into account the voting results, as they have in previous years, when making future decisions regarding executive compensation to the extent they can determine the cause of any significant negative voting.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” this proposal.

70	Viad Corp |PROPOSAL 3: ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

VOTING PROCEDURES AND REVOKING YOUR PROXY

VOTING PROCEDURES

In order to be elected as a director in an uncontested election, the number of shares voted “for” a director nominee from the shares present and voting in person or by proxy must exceed the number of shares voted “against” the director nominee.  In contested elections where the number of nominees exceeds the number of directors to be elected, director nominees must receive a plurality of the shares present and voting in person or by proxy in order to be elected.  A plurality means receiving the largest number of votes, regardless of whether that is a majority.  All matters submitted to you at the meeting will be decided by a majority of the votes cast on the matter, except as otherwise provided by law or our Certificate of Incorporation or the Bylaws.  You may not cumulate votes.

Shares voted by shareholders who fail to return a proxy or attend the meeting will not count towards determining any required plurality, majority or quorum.  Abstentions and broker non-votes from shareholders and brokers who return their proxies, or who attend the meeting and are entitled to vote on the subject matter, will count towards determining a quorum for that proposal.

Banks and brokers that have not received voting instructions from their clients may vote their clients’ shares on Proposal 2 (ratifying the appointment of Deloitte & Touche LLP as Viad’s independent registered public accountants), but not on Proposals 1 or 3.  Under the rules of the NYSE, the only agenda item to be acted upon at our 2015 Annual Meeting of Shareholders with respect to which a broker or nominee will be permitted to exercise voting discretion is Proposal 2.  Therefore, if a beneficial holder of Viad common stock does not give the broker or nominee specific voting instructions on Proposals 1 or 3, the holder’s shares will not be voted on those proposals and a broker non-vote will occur.  The affirmative vote of holders of the majority of all votes cast by holders of Viad’s outstanding stock entitled to vote is required to approve each of the proposals.  Abstentions and broker non-votes will not be included in the vote totals and, as such, will have no effect on the outcome of the proposals.

Your proxy will be voted in accordance with the instructions you place on the proxy card.  Unless you vote otherwise, all shares represented by your returned signed proxy will be voted as noted on page 1 of this proxy statement.  If you are a participant in a 401(k) plan of Viad or one of its subsidiaries, your proxy will serve as a voting instruction to the respective trustee.  In a 401(k) plan, if no voting instructions are received from a participant, the trustees will vote those shares in accordance with the majority of shares voted in such plans for which instructions were received or in the discretion of such trustees as their fiduciary duty may require.

Viad has adopted a procedure approved by the SEC called “householding” in order to reduce printing and mailing costs.  Shareholders of record who have the same address and last name will receive only one copy of this proxy statement and the Annual Report, unless one or more of these shareholders notifies Viad that they wish to continue receiving individual copies.  Shareholders who participate in householding will continue to receive separate proxy cards.  If you do not wish to participate in householding and prefer to receive a separate copy of this proxy statement and the Annual Report, if you prefer to receive separate copies of these documents in the future or if you are currently receiving separate copies of these documents and would like to request delivery of a single copy of the documents in the future, please contact Viad’s transfer agent, Wells Fargo Shareowner Services, P.O. Box 64874, St. Paul, MN 55164-0874 (telephone number: 1-800-453-2235).  Viad will promptly deliver a

Viad Corp | VOTING PROCEDURES AND REVOKING YOUR PROXY	71

separate copy of this proxy statement and the Annual Report upon receiving your request.  Beneficial owners can request information about householding from their banks, brokers or other holders of record.

REVOKING YOUR PROXY

Your proxy may be revoked if you either:

•

Deliver a signed, written revocation letter, dated later than the proxy, to Deborah J. DePaoli, General Counsel and Secretary, at our Phoenix address listed in the notice of meeting attached to this proxy statement

•	Deliver a signed proxy, dated later than the first one, to Viad Corp, c/o Wells Fargo Shareowner Services, P.O. Box 64873, St. Paul, Minnesota 55164-0873
•	Attend the meeting and vote in person rather than by proxy. Your attendance at the meeting will not revoke your proxy unless you choose to vote in person

SOLICITATION OF PROXIES

The cost of solicitation will be borne by Viad.  Solicitation of proxies will be made primarily through the use of the mails, but directors, officers and regular employees of Viad may solicit proxies personally, by telephone or otherwise, and no additional compensation will be paid to such individuals.  Viad will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of shares.

SUBMISSION OF SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Shareholders may submit proposals and director nominations which may be proper subjects for inclusion in the proxy statement and form of proxy for consideration at the Annual Meeting of Shareholders.  To be considered in the proxy statement or at an annual or special meeting, proposals and director nominations must be submitted on a timely basis, in addition to meeting other legal requirements.  Viad must receive proposals and nominations for the 2017 Annual Meeting of Shareholders no later than the close of business, Arizona local time, on December 5, 2016, for possible inclusion in the proxy statement, or on or between the open of business, Arizona local time, on January 19, 2017 and the close of business, Arizona local time, on February 18, 2017, for possible consideration at the meeting, which is expected to be held on Thursday, May 18, 2017.  Proposals, director nominations or related questions should be directed in writing to the undersigned at the address listed in the notice of meeting attached to this proxy statement.

72	Viad Corp | SUBMISSION OF SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

OTHER BUSINESS

The Board of Directors knows of no other matters to be brought before the meeting.  If any other business should properly come before the meeting, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

A copy of Viad’s 2015 Annual Report filed with the SEC is enclosed herewith and is available on Viad’s website at www.viad.com by clicking onto the link “Annual Meeting-Proxy Materials.”  You may also obtain Viad’s other SEC filings and certain other information concerning Viad through the Internet at www.sec.gov and www.viad.com, respectively.  Information contained in any website referenced in this proxy statement is not incorporated by reference in this proxy statement.

By Order of the Board of Directors

DEBORAH J. DEPAOLI

General Counsel and Secretary

Viad Corp | OTHER BUSINESS	73

APPENDIX

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND FORWARD-LOOKING STATEMENTS

The following discussion includes a presentation of “Adjusted Segment EBITDA,” which is utilized by management to measure the profit and performance of Viad’s operating segments and to facilitate period-to-period comparisons. Adjusted Segment EBITDA is a non-GAAP measure and is defined by management as segment operating income before non-cash depreciation and amortization and acquisition integration costs, if any.  Segment operating income is a GAAP measure defined as income from continuing operations before corporate activities, interest expense and interest income, income taxes, restructuring charges, impairment losses and recoveries and the reduction for income attributable to non-controlling interest. Adjusted Segment EBITDA is considered a useful operating metric, in addition to segment operating income, as potential variations arising from amortization, depreciation and non-recurring costs associated with the integration of acquired businesses are eliminated, thus resulting in an additional measure considered to be indicative of Viad’s segment performance. The presentation of Adjusted Segment EBITDA is supplemental to results presented under GAAP and may not be comparable to similarly titled measures used by other companies. This non-GAAP measure should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP.

Management believes that the presentation of Adjusted Segment EBITDA provides useful information to investors regarding Viad’s results of operations for trending, analyzing and benchmarking the performance and value of Viad’s business.  Management also believes that the presentation of Adjusted Segment EBITDA for acquisitions and the Glacier Skywalk enables investors to assess how effectively management is investing capital into major corporate development projects, both from a valuation and return perspective.  Management uses Adjusted Segment EBITDA primarily as a performance measure and believes that the GAAP financial measure most directly comparable to this non-GAAP measure is segment operating income. Although Adjusted Segment EBITDA is used as a financial measure to assess the performance of the business, the use of Adjusted Segment EBITDA is limited, compared to the GAAP measure of segment operating income, because it does not consider non-cash depreciation and amortization expense associated with long-lived assets or the costs to integrate acquired businesses.  Because Adjusted Segment EBITDA does not consider the above items, a user of Viad’s financial information should consider segment operating income as an important measure of financial performance because it provides a more complete measure of the Company’s segment performance.

74	Viad Corp | APPENDIX

A reconciliation of segment operating income to Adjusted Segment EBITDA is as follows:

EBITDA FROM ACQUISITIONS AND THE GLACIER SKYWALK
	Year Ended December 31, 2015
	MARKETING & EVENTS GROUP			TRAVEL & RECREATION GROUP
Millions	Acquisitions[1]	All Other	Total	Acquisitions[2]	Glacier Skywalk	All Other	Total	VIAD TOTAL
Segment operating income	$ 7.6	$ 19.2	$ 26.8	$ 7.1	$ 3.9	$ 16.9	$ 27.8	$ 54.6
Integration costs	0.9	—	0.9	—	—	—	—-	0.9
Segment Depreciation	3.1	17.2	20.2	2.7	0.5	4.4	7.7	27.9
Segment Amortization	6.6	0.3	6.9	0.3	—	0.0	0.3	7.2
Adjusted Segment EBITDA	$ 18.1	$ 36.7	$ 54.8	$ 10.0	$ 4.4	$ 21.3	$ 35.8	$ 90.6

Revenue	$ 65.0	$ 911.9	$ 976.9	$ 30.1	$ 5.4	$ 76.7	$ 112.2	$ 1,089.0
Adjusted Segment EBITDA Margin[3]	27.8%	4.0%	5.6%	33.4%	81.4%	27.8%	31.9%	8.3%

ADJUSTED SEGMENT EBITDA
Millions	2011	2012	2013	2014	2015
Segment operating income	$ 23.1	$ 38.2	$ 41.9	$ 59.9	$ 54.6
Integration costs	—	—	—	0.8	0.9
Segment depreciation	27.6	29.3	26.5	27.9	27.9
Segment amortization	0.8	0.7	1.3	2.7	7.2
Adjusted Segment EBITDA	$ 51.5	$ 68.2	$ 69.7	$ 91.3	$ 90.6

Revenue	$ 927.8	$ 1,006.6	$ 953.3	$ 1,065.0	$ 1,089.0
Adjusted segment EBITDA margin	5.5%	6.8%	7.3%	8.6%	8.3%

[1]	Marketing & Events Group acquisitions include: Blitz Communications, onPeak and N200 (all acquired in the second half of 2014).
[2]

Travel & Recreation Group acquisitions include: Grouse Mountain Lodge, St. Mary Lodge and Alaska Denali Travel (acquired in 2011); the Banff International Hotel (acquired in 2012); and the West Glacier Properties (acquired in July 2014).

[3]	Adjusted Segment EBITDA Margin is defined as Adjusted Segment EBITDA divided by Revenue.

Cautionary Note on Forward-Looking Statements

As provided by the safe harbor provision under the Private Securities Litigation Reform Act of 1995, Viad cautions readers that, in addition to historical information contained herein, this proxy statement includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new or renewal

Viad Corp | APPENDIX	75

business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad’s businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, acquisitions, capital allocations, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including terrorist activities or war, a pandemic health crisis and international conditions, could affect the forward-looking statements in this proxy statement.  Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad’s annual and quarterly reports filed with the SEC.

Information about Viad obtained from sources other than the Company may be out-of-date or incorrect. Please rely only on Company press releases, SEC filings and other information provided by the Company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.

76	Viad Corp | APPENDIX

VIAD CORP ANNUAL MEETING OF SHAREHOLDERS Thursday, May 19, 2016 8:00 a.m. Mountain Standard Time The Camby Hotel 2401

East Camelback Road Phoenix, AZ 85016 Viad Corp 1850 North Central Avenue, Suite 1900 Phoenix, Arizona 850044565 proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders on May 19, 2016. The shares of Viad Corp common stock you hold in your account will be voted as you specify on the reverse side. By signing this proxy, you revoke all prior proxies and appoint Richard H. Dozer and Robert E. Munzenrider, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting of Shareholders and all adjournments. This proxy, when properly executed, will be voted as directed or, if no direction is given, will be voted for each proposal. See reverse for voting instructions.

Shareowner Services P.O. Box 64945 St. Paul, MN 551640945 Vote by Internet, Telephone or Mail 24 Hours a

Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET – www.proxypush.com/vvi Use the Internet to vote your proxy until 11:59 p.m. (CT) on May 18, 2016. PHONE – 18668833382 Use a touchtone telephone to vote your proxy until 11:59 p.m. (CT) on May 18, 2016. MAIL – Mark, sign and date your proxy card and return it in the postagepaid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Voting Instruction Card. TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE AND RETURN THIS PROXY CARD. The Board of Directors Recommends a Vote FOR each Proposal. 1. Election of directors: FOR AGAINST ABSTAIN 1a. Andrew B. Benett  1b. Isabella Cunningham  1c. Steven W. Moster 2. Ratification of the appointment of Deloitte & Touche LLP as Viad’s  For  Against  Abstain independent public accountants for 2016. 3. Advisory approval of named executive officer compensation. For  Against  Abstain THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. Address Change? Mark Box  Sign and indicate changes below: Date Signature(s) in Box Please sign exactly as your name(s) appears on this Proxy. If shares are held in joint tenancy, all joint tenants must sign. Trustees, administrators, etc., must include title and authority. Corporations must provide full name of corporation and title of authorized officer signing this Proxy.